EXHIBIT 4.8

















                   FINANCING AND SECURITY AGREEMENT


                                 Dated


                          December _8_, 2000


                            By and Between


                          HALIFAX CORPORATION


                                  And


                        BANK OF AMERICA, N. A.

                   FINANCING AND SECURITY AGREEMENT
     THIS FINANCING AND SECURITY AGREEMENT (this "Agreement") is made this __8__ day of December, 2000, by and between HALIFAX CORPORATION, a corporation organized under the laws of the Commonwealth of Virginia (the "Borrower"); and BANK OF AMERICA, N. A., a national banking association (the "Lender").

                               RECITALS
     A. The Borrower has applied to the Lender for certain credit facilities consisting of a revolving credit facility in the maximum principal amount of $8,000,000 and a letter of credit facility in the maximum principal amount of $500,000, as part of that revolving credit facility, to be used by the Borrower for the Permitted Uses described in this Agreement.
     B. The Lender is willing to make the credit facilities available to the Borrower upon the terms and subject to the conditions set forth in this Agreement.

                               ARTICLE I
                              DEFINITIONS
     SECTION 1.1    Certain Defined Terms.
     As used in this Agreement, the terms defined in the Preamble and Recitals hereto shall have the respective meanings specified therein, and the following terms shall have the following meanings:
     "Account"  individually  and  "Accounts"  collectively  mean   all
presently existing or hereafter acquired or created accounts, accounts receivable, contract rights, notes, drafts, instruments, acceptances, chattel paper, leases and writings evidencing a monetary obligation or a security interest in, or a lease of, goods, all rights to receive the payment of money or other consideration under present or future
contracts  (including,  without  limitation,  all  rights  to   receive
payments  under  presently existing or hereafter  acquired  or  created letters of credit), or by virtue of merchandise sold or leased, services rendered, loans and advances made or other considerations given, by or set forth in or arising out of any present or future chattel paper, note, draft, lease, acceptance, writing, bond, insurance policy, instrument, document or general intangible, and all extensions and renewals of any thereof, all rights under or arising out of present or future contracts, agreements or general interest in merchandise which gave rise to any or all of the foregoing, including all goods, all claims or causes of action now existing or hereafter arising in connection with or under any agreement or document or by operation of law  or  otherwise,  all collateral security of  any  kind  (including, without  limitation, real property mortgages and deeds  of  trust)  and letters of credit given by any Person with respect to any of the foregoing, all books and records in whatever media (paper, electronic or otherwise) recorded or stored, with respect to any or all of the foregoing and all equipment and general intangibles necessary or beneficial to retain, access and/or process the information contained in those books and records, and all proceeds (cash and non-cash) of the foregoing.
     "Account Debtor" means any Person who is obligated on a Receivable and  "Account  Debtors"  mean all Persons  who  are  obligated  on  the
Receivables.
     "ACH Transactions" means any cash management or related services including the automatic clearing house transfer of funds by the Lender for the account of the Borrower pursuant to agreement or overdrafts.
     "Administrative Fees" has the meaning described in Section 2.3.4 (Administrative and Audit Fees).
     "Additional Borrower" means each Person that has executed and delivered an Additional Borrower Joinder Supplement that has been accepted and approved by the Lender.
     "Additional Borrower Joinder Supplement" means an Additional Borrower Joinder Supplement in substantially the form attached hereto as EXHIBIT A, with the blanks appropriately completed and executed and delivered by the Additional Borrower and accepted by the Borrower on behalf of the Borrowers.
     "Affiliate" means, with respect to any designated Person, any other Person, (a) directly or indirectly controlling, directly or indirectly controlled by, or under direct or indirect common control with the Person designated, (b) directly or indirectly owning or holding five percent (5%) or more of any equity interest in such designated Person, or (c) five percent (5%) or more of whose stock or other equity interest is directly or indirectly owned or held by such designated Person. For purposes of this definition, the term "control"
(including   with   correlative  meanings,  the  terms   "controlling",
"controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of  the  management and policies of a Person, whether through ownership of  voting  securities  or other equity interests  or  by  contract  or otherwise.
     "Agreement" means this Financing and Security Agreement, as amended, restated, supplemented or otherwise modified in writing in accordance with the provisions of Section 8.2 (Amendments; Waivers).
     "Applicable  Interest Rate" means (a) the LIBOR Rate  or  (b)  the
Prime Rate.
     "Applicable Margin" means the applicable rate per annum added,  as set  forth  in Section 2.4.1 (Applicable Interest Rates), to the  LIBOR
Base Rate or the Prime Rate.
     "Assets"  means  at any date all assets that, in  accordance  with
GAAP consistently applied, should be classified as assets on a consolidated balance sheet of the Borrower and its Subsidiaries.
     "Bankruptcy Code" means the United States Bankruptcy Code, as amended from time to time.
     "Borrower" means each Person defined as a "Borrower" in the preamble of this Agreement and each Additional Borrower; "Borrowers" means the collective reference to all Persons defined as "Borrowers" in the preamble to this Agreement and all Additional Borrowers.
     "Borrowing  Base"  has  the  meaning described  in  Section  2.1.3
(Borrowing Base).
     "Borrowing  Base Deficiency" has the meaning described in  Section
2.1.3 (Borrowing Base).
     "Borrowing Base Report" has the meaning described in Section 2.1.4 (Borrowing Base Report).
     "Business  Day"  means any day other than a  Saturday,  Sunday  or other day on which commercial banks in the State are authorized or required to close.
     "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.
     "Capital Lease" means any lease of real or personal property, for which the related Lease Obligations have been or should be, in accordance  with GAAP consistently applied, capitalized on the  balance sheet.
     "Cash  Equivalents" means (a) securities with  maturities  of  one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit with maturities of one (1) year or less from the  date of acquisition of, or money market accounts maintained  with, the Lender, any Affiliate of the Lender, or any other domestic commercial bank having capital and surplus in excess of One Hundred Million Dollars ($100,000,000.00) or such other domestic financial institutions or domestic brokerage houses to the extent disclosed to, and approved by, the Lender and (c) commercial paper of a domestic issuer rated at least either A-1 by Standard & Poor's Corporation or P-
1  by Moody's Investors Service, Inc. with maturities of six (6) months or less from the date of acquisition.
     "Chattel Paper" means a writing or writings which evidence both a monetary obligation and a security interest in or lease of specific goods; any returned, rejected or repossessed goods covered by any such writing or writings and all proceeds (in any form including, without
limitation,  accounts,  contract  rights,  documents,  chattel   paper,
instruments  and  general intangibles) of such  returned,  rejected  or repossessed  goods;  and  all  proceeds  (cash  and  non-cash)  of  the foregoing.
     "Closing Date" means the Business Day, in any event not later than December __, 2000, on which the Lender shall be satisfied that the conditions precedent set forth in Section 5.1 (Conditions to Initial Advance) have been fulfilled.
     "Collateral" means all property of the Borrower subject from  time to time to the Liens of this Agreement, any of the Security Documents and/or any of the other Financing Documents, together with any and all cash and non-cash proceeds and products thereof.
     "Collateral  Account" has the meaning described in  Section  2.1.8
(The Collateral Account).
     "Collateral Disclosure List" has the meaning described in  Section
3.3 (Collateral Disclosure List).
     "Collection" means each check, draft, cash, money, instrument, item, and other remittance in payment or on account of payment of the Accounts or otherwise with respect to any Collateral, including,
without  limitation,  cash  proceeds  of  any  returned,  rejected   or
repossessed goods, the sale or lease of which gave rise to an  Account,
and   other  proceeds  of  Collateral;  and  "Collections"  means   the
collective reference to all of the foregoing.
     "Commitment"   means  the  reference  to  the   Revolving   Credit
Commitment.
     "Committed Amount" means the Revolving Credit Committed Amount. "Compliance Certificate" means a periodic Compliance Certificate described in Section 6.1.1 (Financial Statements).
     "Commonly Controlled Entity" means an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 414(b) or (c) of the Internal Revenue Code.
     "Copyrights" means and includes, in each case whether now existing or  hereafter arising, all of the Borrower's rights, title and interest in and to (a) all copyrights, rights and interests in copyrights, works
protectable   by   copyright,   copyright   registrations,    copyright
applications, and all renewals of any of the foregoing, (b) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past, current or future infringements of any of the
foregoing,  (c)  the  right  to  sue  for  past,  present  and   future
infringements of any of the foregoing, and (d) all rights corresponding to any of the foregoing throughout the world.
     "Credit Facility" means the Revolving Credit Facility or the Letter of Credit Facility, as the case may be, and "Credit Facilities" means collectively the Revolving Credit Facility, the Letter of Credit Facility and any and all other credit facilities now or hereafter extended under or secured by this Agreement.
     "Default" means an event which, with the giving of notice or lapse of  time, or both, could or would constitute an Event of Default  under the provisions of this Agreement.
     "Documents" means all documents of title, whether now existing or hereafter acquired or created, and all proceeds (cash and non-cash) of the foregoing.
     "EBITDA" means as to the Borrower and its Subsidiaries for any period of determination thereof, the sum of (a) the net profit (or loss) determined in accordance with GAAP consistently applied, plus (b) interest expense and income tax provisions for such period, plus (c) depreciation and amortization of assets.
     "Eligible Receivable" and "Eligible Receivables" mean, at any time of determination thereof, the unpaid portion of each account receivable
(net  of  any  returns,  discounts, claims, credits,  charges,  accrued
rebates   or  other  allowances,  offsets,  deductions,  counterclaims, disputes or other defenses and reduced by the aggregate amount of all reserves, limits and deductions provided for in this definition and elsewhere in this Agreement) in United States Dollars by the Borrower, provided each account receivable conforms and continues to conform to the following criteria to the satisfaction of the Lender:
                    (a)  the account arose in the ordinary course of
the Borrower's
     business from services performed by the Borrower;
(b)  the account is a valid, legally enforceable obligation of the
Account Debtor and requires no further act on the part of any Person under any circumstances to make the account payable by the Account
Debtor;
(c)  the account is based upon an enforceable order or contract, written or oral, for services performed, and the same were performed in accordance with such order or contract;
(d)  if the account arises from the performance of services, such services have been fully rendered and do not relate to any warranty claim or obligation;
(e)  the account is evidenced by an invoice or other documentation in form acceptable to the Lender, dated no later than the date of shipment or performance and containing only terms normally offered by the
Borrower;
(f) the amount shown on the books of the Borrower and on any invoice, certificate, schedule or statement delivered to the Lender is owing to the Borrower and no partial payment has been received unless reflected with that delivery;
(g)  the account is not outstanding more than ninety (90) days from the date of the invoice therefor or past due more than sixty (60) days after its due date, which shall not be later than thirty (30) days after the invoice date;
(h)  the account is not owing by any commercial Account Debtor for which the Lender has deemed fifty percent (50%) or more of such Account Debtor's other accounts (or any portion thereof) due to the Borrower to be non-Eligible Receivables;
(i) other than the account owed by the Virginia Department of Transportation, the account is not owing by an Account Debtor or a group of affiliated Account Debtors whose then existing accounts owing to the Borrower exceed in aggregate face amount fifteen percent (15%)
of the Borrower's total Eligible Receivables;
(j)  the Account Debtor has not returned, rejected or refused to retain, or otherwise notified the Borrower of any dispute concerning, or claimed nonconformity of, any services from the furnishing of which the account arose;
(k)  the account is not subject to any present or contingent (and no facts exist which are the basis for any future) offset, claim, deduction or counterclaim, dispute or defense in law or equity on the part of such Account Debtor, or any claim for credits, allowances, or adjustments by the Account Debtor because of unsatisfactory services, or for any other reason including, without limitation, those arising on account of a breach of any express or implied representation or warranty;
(l)  the Account Debtor is not a Subsidiary or Affiliate of the
Borrower or an employee, officer, director or shareholder of the
Borrower or any Subsidiary or Affiliate of the Borrower;
(m)  the Account Debtor is not incorporated or primarily conducting business or otherwise located in any jurisdiction outside of the United States of America;
(n)  as to which none of the following events has occurred with respect to the Account Debtor on such Account:  death or judicial declaration of incompetency of an Account Debtor who is an individual; the filing by or against the Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the Account Debtor for the benefit of creditors; the appointment of a receiver or trustee for the Account Debtor or for any of the assets of the Account Debtor, including, without limitation, the appointment of or taking possession by a "custodian," as defined in the Federal Bankruptcy Code; the institution by or against the Account Debtor of any other type of insolvency proceeding (under the bankruptcy laws of the United States or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor; the sale, assignment, or transfer of all or any material part of the assets of the Account Debtor; the nonpayment generally by the Account Debtor of its debts as they become due; or the cessation of the business of the Account Debtor as a going concern;
(o)  the Borrower is not indebted in any manner to the Account Debtor
(as creditor, lessor, supplier or otherwise), with the exception of customary credits, adjustments and/or discounts given to an Account
Debtor by the Borrower in the ordinary course of its business;
(p) the account does not arise from services under or related to any warranty obligation of the Borrower or out of service charges, finance charges or other fees for the time value of money;
(q)  the account is not evidenced by chattel paper or an instrument of any kind and is not secured by any letter of credit;
(r)  the title of the Borrower to the account is absolute and is not subject to any prior assignment, claim, Lien, or security interest, except Permitted Liens;
(s)  no bond or other undertaking by a guarantor or surety has been or is required to be obtained, supporting the performance of the Borrower or any other obligor in respect of any of the Borrower's agreements with the Account Debtor;
(t)  no bond or other undertaking by a guarantor or surety has been or is required to be obtained, supporting the account and any of the
Account Debtor's obligations in respect of the account;
(u)  the Borrower has the full and unqualified right and power to assign and grant a security interest in, and Lien on, the account to the Lender as security and collateral for the payment of the
Obligations;
(v)  the account does not arise out of a contract with, or order from, an Account Debtor that, by its terms, forbids or makes void or unenforceable the assignment or grant of a security interest by the
Borrower to the Lender of the account arising from such contract or order;
(w)  the account is subject to a Lien in favor of the Lender, which
Lien is perfected as to the account by the filing of financing statements and which Lien upon such filing constitutes a first priority security interest and Lien;
(x)  no part of the account represents a progress billing or a retainage;
(y) the Lender in the good faith exercise of its sole and absolute discretion has not deemed the account ineligible because of uncertainty as to the creditworthiness of the Account Debtor or because the Lender otherwise considers the collateral value of such account to the Lender to be impaired or its ability to realize such value to be insecure;
(z)  the account does not constitute a final billing or close out billing relating to a completed contract unless all outstanding contingencies have been resolved; and
                    (aa) if the Account Debtor is located in a state
requiring the filing
     of a Notice of Business Activities Report or similar report in order to permit the Borrower to seek judicial enforcement in such state of payment of such Account, the Borrower has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year.
     In the event of any dispute, under the foregoing criteria, as to whether an account is, or has ceased to be, an Eligible Receivable, the decision of the Lender in the good faith exercise of its sole and absolute discretion shall control.
     "Enforcement Costs" means all expenses, charges, costs and fees whatsoever (including, without limitation, reasonable outside and allocated in-house counsel attorney's fees and expenses) of any nature whatsoever paid or incurred by or on behalf of the Lender in connection with  (a) any or all of the Obligations, this Agreement and/or  any  of
the   other   Financing   Documents,  (b)  the  creation,   perfection,
collection, maintenance, preservation, defense, protection, realization upon, disposition, sale or enforcement of all or any part of the Collateral, this Agreement or any of the other Financing Documents,
including,   without  limitation,  those  costs   and   expenses   more
specifically enumerated in Section 3.6 (Costs) and/or Section 8.8 (Enforcement Costs), and further including, without limitation, amounts paid to lessors, processors, bailees, warehousemen, sureties, judgment creditors and others in possession of or with a Lien against or claimed
against   the  Collateral,  and  (c)  the  monitoring,  administration, processing and/or servicing of any or all of the Obligations, the Financing Documents, and/or the Collateral.
     "Equipment" means all equipment, machinery, computers, chattels, tools, parts, machine tools, furniture, furnishings, fixtures and supplies of every nature, presently existing or hereafter acquired or created and wherever located, whether or not the same shall be deemed to be affixed to real property, and all of such types of property leased by the Borrower and all of the Borrower's rights and interests with  respect thereto under such leases (including, without limitation,
options   to   purchase),  together  with  all  accessions,  additions,
fittings, accessories, special tools, and improvements thereto and substitutions therefor and all parts and equipment which may be attached to or which are necessary or beneficial for the operation, use and/or disposition of such personal property, all licenses, warranties, franchises and general intangibles related thereto or necessary or beneficial  for  the  operation, use and/or disposition  of  the  same, together with all Accounts, Chattel Paper, Instruments and other consideration received by the Borrower on account of the sale, lease or other disposition of all or any part of the foregoing, and together with all rights under or arising out of present or future Documents and contracts relating to the foregoing and all proceeds (cash and non-
cash) of the foregoing.
     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.
     "Event of Default" has the meaning described in ARTICLE VII (Default and Rights and Remedies).
     "Facilities" means the collective reference to the loan, letter of
credit,   interest  rate  protection,  foreign  exchange   risk,   cash
management,  and other credit facilities now or hereafter  provided  to the Borrower by the Lender whether under this Agreement or otherwise.
     "Fees" means the collective reference to each fee payable to the Lender under the terms of this Agreement or under the terms of any of the  other  Financing  Documents, including,  without  limitation,  the
following:   Revolving Credit Unused Line Fees, Letter of Credit  Fees,
Administrative Fees and the Origination Fee.
     "Financing   Documents"  means  at  any  time  collectively   this
Agreement, the Notes, the Security Documents, the Letter of Credit Documents, and any other instrument, agreement or document previously, simultaneously or hereafter executed and delivered by the Borrower, any Guarantor and/or any other Person, singly or jointly with another Person or Persons, evidencing, securing, guarantying or in connection with  this Agreement, any Note, any of the Security Documents,  any  of
the Facilities, and/or any of the Obligations.
     "Fixed Charges" means for any period of determination, without duplication, the scheduled or required payments (including, without limitation, principal and interest) on all Indebtedness for Borrowed Money of the Borrower and its Subsidiaries, plus interest expense, taxes paid in cash, capitalized lease payments and non-financed capital expenditures.
     "Fixed Charge Coverage Ratio" means for the period of any determination thereof the ratio of (a) EBITDA and, to the extent deducted in determining EBITDA, non-cash charges and expenses for such period to (b) Fixed Charges.
     "Funded Debt" is defined as the sum of senior debt, Letter of Credit Obligations, stockholder debt, Subordinated Indebtedness, seller
notes,   the  value  of  all  capitalized  leases  contingent  earn-out liabilities  to  be  paid  in  cash  and  any  other  interest  bearing
Indebtedness.
     "GAAP" means generally accepted accounting principles in the United States of America in effect from time to time.
     "General Intangibles" means all general intangibles of every nature, whether presently existing or hereafter acquired or created, and without implying any limitation of the foregoing, further means all books and records, claims (including without limitation all claims for income tax and other refunds), choses in action, claims, causes of action in tort or equity, contract rights, judgments, customer lists, Patents, Trademarks, licensing agreements, rights in intellectual property, goodwill (including goodwill of the Borrower's business symbolized by and associated with any and all trademarks, trademark licenses, Copyrights and/or service marks), royalty payments, licenses, contractual rights, rights as lessee under any lease of real or personal property, literary rights, Copyrights, service names, service marks, logos, trade secrets, amounts received as an award in or settlement of a suit in damages, deposit accounts, interests in joint
ventures,   general  or  limited  partnerships,  or  limited  liability companies or partnerships, rights in applications for any of the foregoing, books and records in whatever media (paper, electronic or otherwise) recorded or stored, with respect to any or all of the foregoing and all equipment and general intangibles necessary or beneficial to retain, access and/or process the information contained in those books and records, and all proceeds (cash and non-cash) of the foregoing..
     "Government Contracts" means any contract with the United States, whether directly or indirectly, or with any state or political subdivision thereof or any department, agency or instrumentality of the United States, or any state or political subdivision thereof.
     "Governmental Authority" means any nation or government, any state or  other  political  subdivision thereof  and  any  entity  exercising
executive,   legislative,   judicial,  regulatory   or   administrative
functions of or pertaining to government and any department, agency or instrumentality thereof.
     "Hazardous  Materials" means (a) any "hazardous waste" as  defined by  the Resource Conservation and Recovery Act of 1976, as amended from
time   to  time,  and  regulations  promulgated  thereunder;  (b)   any
"hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder; (c) any substance the presence of which on any property now or hereafter owned, acquired or operated by the Borrower is prohibited by any Law similar to those set forth in this definition; and (d) any other substance which by Law requires special handling in its collection, storage, treatment or disposal.
     "Hazardous   Materials  Contamination"  means  the   contamination
(whether presently existing or occurring after the date of this Agreement) by Hazardous Materials of any property owned, operated or
controlled   by   the   Borrower  or  for  which   the   Borrower   has
responsibility,    including,   without    limitation,    improvements,
facilities, soil, ground water, air or other elements on, or of, any property now or hereafter owned, acquired or operated by the Borrower, and any other contamination by Hazardous Materials for which the Borrower is, or is claimed to be, responsible.
     "Hedge Transaction" means any interest rate swap transaction, forward rate transaction, treasury lock transaction, interest rate cap, floor or collar transaction, any similar transaction, any option to enter into any of the foregoing, or any combination of any of the foregoing.
     "Indebtedness" of a Person means at any date the total liabilities of such Person at such time determined in accordance with GAAP consistently applied.
     "Indebtedness for Borrowed Money" of a Person means  at  any  time the sum at such time of (a) indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (b)
any obligations of such Person in respect of letters of credit, banker's or other acceptances or similar obligations issued or created for  the  account of such Person, (c) Lease Obligations of such  Person with respect to Capital Leases, (d) all liabilities secured by any Lien on any property owned by such Person, to the extent attached to such Person's interest in such property, even though such Person has not assumed or become personally liable for the payment thereof, (e) obligations of third parties which are being guarantied or indemnified against by such Person or which are secured by the property of such Person; (f) any obligation of such Person under a employee stock ownership plan or other similar employee benefit plan; (g) any obligation of such Person or a Commonly Controlled Entity to a Multi-employer Plan; and (h) any obligations, liabilities or indebtedness, contingent or otherwise, under or in connection with, any Hedge Transaction; but excluding trade and other accounts payable in the ordinary course of business in accordance with customary trade terms and which are not overdue (as determined in accordance with customary trade practices) or which are being disputed in good faith by such Person and for which adequate reserves are being provided on the books of such Person in accordance with GAAP.
     "Interest  Period"  means  as  to  any  LIBOR  Loan,  the   period
commencing on and including the date such LIBOR Loan is made (or on the effective date of the Borrower's election to convert any Prime Rate
Loan to a LIBOR Loan in accordance with the provisions of this Agreement) and ending on and including the day which is one month, two months or three months thereafter, as selected by the Borrower in accordance with the provisions of this Agreement, and thereafter, each period commencing on the last day of the then preceding Interest Period for  such LIBOR Loan and ending on and including the day which  is  one month, two months or three months thereafter, as selected by the Borrower in accordance with the provisions of this Agreement; provided, however that:
                    (a)  the first day of any Interest Period shall be a
LIBOR Business Day;
                    (b)  if any Interest Period would end on a day that
shall not be a
     LIBOR Business Day, such Interest Period shall be extended to the next succeeding LIBOR Business Day unless such next succeeding LIBOR Business Day would fall in the next calendar month, in which case, such Interest Period shall end on the next preceding LIBOR Business Day; and
(c)  no Interest Period shall extend beyond the Revolving Credit
Expiration Date.
     "Interest  Rate  Election  Notice" has the  meaning  described  in
Section 2.4.2(e).
     "Internal Revenue Code" means the Internal Revenue Code  of  1986, as amended from time to time, and the Income Tax Regulations issued and proposed to be issued thereunder.
     "Instrument"  means  a  negotiable instrument  (as  defined  under
Article  3  of the Uniform Commercial Code), a "certificated  security"
(as  defined  under Article 8 of the Uniform Commercial Code),  or  any other writing which evidences a right to payment of money and is not itself a security agreement or lease and is of a type which is in the ordinary course of business transferred by delivery with any necessary endorsement.
     "Item   of   Payment"  means  each  check,  draft,  cash,   money,
instrument, item, and other remittance in payment or on account of payment of the Receivables or otherwise with respect to any Collateral, including, without limitation, cash proceeds of any returned, rejected or repossessed goods, the sale or lease of which gave rise to a Receivable, and other proceeds of Collateral; and "Items of Payment" means the collective reference to all of the foregoing.
     "Laws" means all ordinances, statutes, rules, regulations, orders, injunctions, writs, or decrees of any Governmental Authority.
     "Lease Obligations" of a Person means for any period the rental commitments of such Person for such period under leases for real and/or personal property (net of rent from subleases thereof, but including taxes, insurance, maintenance and similar expenses which such Person, as the lessee, is obligated to pay under the terms of said leases, except to the extent that such taxes, insurance, maintenance and
similar   expenses   are  payable  by  sublessees),  including   rental
commitments under Capital Leases.
     "Letter of Credit" and "Letters of Credit" shall have the meanings described in Section 2.2.1 (Letters of Credit).
     "Letter  of  Credit Agreement" means the collective  reference  to each  letter of credit application and agreement substantially  in  the form of the Lender's then standard form of application for letter of credit or such other form as may be approved by the Lender, executed and delivered by the Borrower in connection with the issuance of a Letter of Credit, as the same may from time to time be amended, restated, supplemented or modified and "Letter of Credit Agreements" means all of the foregoing in effect at any time and from time to time.
     "Letter of Credit Documents" means any and all drafts under or purporting to be under a Letter of Credit, any Letter of Credit Agreement, and any other instrument, document or agreement executed and/or delivered by the Borrower or any other Person under, pursuant to or  in  connection  with a Letter of Credit or  any  Letter  of  Credit
Agreement.
     "Letter of Credit Facility" means the facility established by the Lender pursuant to 0 (Letter of Credit Facility).
     "Letter of Credit Fee" and "Letter of Credit Fees" have the meanings described in Section 2.2.2 (Letter of Credit Fees).
     "Letter of Credit Obligations" means all Obligations of the Borrower with respect to the Letters of Credit and the Letter of Credit Agreements.
     "Liabilities" means at any date all liabilities that in accordance with GAAP consistently applied should be classified as liabilities on a consolidated balance sheet of the Borrower and its Subsidiaries.
     "LIBOR  Base Rate" means for any Interest Period with  respect  to any LIBOR Loan, the per annum interest rate rounded upward, if necessary, to the nearest 1/100 of 1%, appearing on Telerate Page 3750
(or  any  successor  page)  as the London interbank  offered  rate  for deposits  in Dollars at or about 11:00 a.m. (London time) on  the  date that is two (2) LIBOR Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBOR Base Rate" shall mean, for any LIBOR Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate  for deposits in Dollars at approximately 11:00 a.m. (London time)
two (2) LIBOR Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).
     "LIBOR Business Day" means any Business Day on which dealings in United States Dollar deposits are carried out on the London interbank market and on which commercial banks are open for domestic and international business (including dealings in Dollar deposits) in London, England.
     "LIBOR  Loan" means any Loan for which interest is to be  computed with reference to the LIBOR Rate.
     "LIBOR Rate" means for any Interest Period with respect to any LIBOR Loan, (a) the Applicable Margin, plus (b) the per annum rate of interest calculated pursuant to the following formula:
                            LIBOR Base Rate
                       1.00 - Reserve Percentage
     "Lien" means any mortgage, deed of trust, deed to secure debt, grant, pledge, security interest, assignment, encumbrance, judgment, lien, financing statement, hypothecation, provision in any instrument or other document for confession of judgment, cognovit or other similar right or other remedy, claim, charge, control over or interest of any kind in real or personal property securing any indebtedness, duties, obligations, and liabilities owed to, or a claimed to be owed to, a Person, all whether perfected or unperfected, avoidable or unavoidable, based on the common law, statute or contract or otherwise, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial
Code  of  any jurisdiction, excluding the precautionary filing  of  any financing statement by any lessor in a true lease transaction, by any bailor in a true bailment transaction or by any consignor in a true consignment transaction under the Uniform Commercial Code of any jurisdiction or the agreement to give any financing statement by any lessee in a true lease transaction, by any bailee in a true bailment transaction or by any consignee in a true consignment transaction.
     "Loan" means each of the Revolving Loan.
     "Loan   Notice"  has  the  meaning  described  in  Section   2.1.2
(Procedure for Making Advances).
     "Lockbox"  has  the  meaning  described  in  Section  2.1.8   (The
Collateral Account).
     "Maximum Rate" has the meaning described in Section 2.3.6 (Maximum Interest Rate).
     "Multi-employer  Plan" means a Plan that is a multi-employer  plan as defined in Section 4001(a)(3) of ERISA.
     "Note"   means  the  Revolving  Credit  Note  and  "Notes"   means
collectively the Revolving Credit Note and any other promissory note which may from time to time evidence all or any portion of the Obligations.
     "Obligations" means all present and future indebtedness, duties, obligations, and liabilities, whether now existing or contemplated or hereafter arising, of the Borrower to the Lender under, arising pursuant to, in connection with and/or on account of the provisions of this Agreement, each Note, each Security Document, and/or any of the other Financing Documents, the Loan, any Hedge Transaction and/or any
of the Facilities including, without limitation, the principal of, and interest on, each Note, late charges, the Fees, Enforcement Costs, and prepayment fees (if any), letter of credit fees or fees charged with respect to any guaranty of any letter of credit; also means all other present and future indebtedness, liabilities and obligations, whether now  existing or contemplated or hereafter arising, of the Borrower  to the Lender of any nature whatsoever, regardless of whether such indebtedness, obligations and liabilities be direct, indirect, primary, secondary, joint, several, joint and several, fixed or contingent; and
also means any and all renewals, extensions, substitutions, amendments, restatements and rearrangements of any such debts, obligations and liabilities.
     "Origination Fee" has the meaning described in Section 2.3.3 (Origination Fee).
     "Outstanding  Letter  of  Credit  Obligations"  has  the   meaning
described in Section 2.2.3 (Terms of Letters of Credit).
     "Patents" means and includes, in each case whether now existing or hereafter arising, all of the Borrower's rights, title and interest in and to (a) any and all patents and patent applications, (b) any and all inventions and improvements described and claimed in such patents and patent applications, (c) reissues, divisions, continuations, renewals,
extensions   and  continuations-in-part  of  any  patents  and   patent
applications, (d) income, royalties, damages, claims and  payments  now or  hereafter due and/or payable under and with respect to any  patents or patent applications, including, without limitation, damages and payments for past and future infringements, (e) rights to sue for past, present and future infringements of patents, and (f) all rights corresponding to any of the foregoing throughout the world.
     "Pay-Out   Agreement"  means  the  letter  agreement  signed   and
delivered  to  the Lender from SunTrust Bank regarding the  pay-out  of obligations owed by the Borrower to SunTrust Bank and the release of Liens held by SunTrust Bank.
     "PBGC" means the Pension Benefit Guaranty Corporation.
     "Permitted Liens" means: (a) Liens for Taxes which are not delinquent or which the Lender has determined in the exercise of its sole and absolute discretion (i) are being diligently contested in good faith and by appropriate proceedings, (ii) the Borrower has the financial ability to pay, with all penalties and interest, at all times without materially and adversely affecting the Borrower, and (iii) are not, and will not be with appropriate filing, the giving of notice and/or the passage of time, entitled to priority over any Lien of the Lender; (b) deposits or pledges to secure obligations under workers' compensation, social security or similar laws, or under unemployment insurance in the ordinary course of business; (c) Liens in favor of the Lender; (d) judgment Liens to the extent the entry of such judgment does not constitute a Default or an Event of Default under the terms of this  Agreement or result in the sale or levy of, or execution on,  any of  the  Collateral; (e) such other Liens, if any, as are set forth  on
Schedule 4.1.19 attached hereto and made a part hereof; (f) purchase money security interests securing Indebtedness for Borrowed Money for the purchase of Equipment in arms-length, commercially reasonable transactions with persons who are not Affiliates; provided, however, that (i) the indebtedness secured shall not exceed the unpaid purchase price of the Equipment acquired, plus reasonable finance charges and the reasonable costs of collection (including, without limitation, reasonable attorneys fees); (ii) each item of Equipment shall secure only  its  portion of the indebtedness described in item (i) and  (iii)
the aggregate of such Indebtedness at any time shall not exceed Two Hundred and Fifty Thousand Dollars ($250,000); and (g) Liens created in connection with the Virginia Department of Transportation contract as previously disclosed to the Lender.
     "Permitted Uses" means the financing of on going working capital needs of the Borrower.
     "Person"  means  and  includes  an individual,  a  corporation,  a
partnership,   a  joint  venture,  a  limited  liability   company   or
partnership, a trust, an unincorporated association, a Governmental Authority, or any other organization or entity.
     "Plan" means any pension plan that is covered by Title IV of ERISA and in respect of which the Borrower or a Commonly Controlled Entity is an "employer" as defined in Section 3 of ERISA.
     "Post-Default Rate" means the Prime Rate in effect from time to time, plus four percent (4%) per annum.
     "Prepayment"  means  a Revolving Loan Mandatory  Prepayment  or  a
Revolving   Loan  Optional  Prepayment,  as  the  case  may   be,   and
"Prepayments"   mean   collectively  all   Revolving   Loan   Mandatory
Prepayments and all Revolving Loan Optional Prepayments.
     "Pricing Ratio" means the Funded Debt to EBITDA ratio.
     "Prime  Rate"  means the rate of interest publicly announced  from time to time by the Lender as its reference rate.  It is a rate set  by the Lender based upon various factors including the Lender's costs and desired return, general economic conditions, and other factors, and is used  as a reference point for pricing some loans.  However, the Lender may  price loans at, above, or below such announced rate.  Any  changes in the Prime Rate shall take effect on the day specified in the public announcement of such change.
     "Prime Rate Loan" means any Loan for which interest is to be computed with reference to the Prime Rate.
     "Receivable" means one of the Borrower's now owned and hereafter owned, acquired or created Accounts, Chattel Paper, General Intangibles and Instruments; and "Receivables" means all of the Borrower's now or hereafter owned, acquired or created Accounts, Chattel Paper, General Intangibles and Instruments, and all cash and non-cash proceeds and products thereof.
     "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder.
     "Reserve Percentage" means, at any time, the then current  maximum rate for which reserves (including any basic, special, supplemental, marginal and emergency reserves) are required to be maintained by member banks of the Federal Reserve System under Regulation D of the Board of Governors of the Federal Reserve System against "Eurocurrency
liabilities",  as  that  term  is defined  in  Regulation  D.   Without
limiting the effect of the foregoing, the Reserve Percentage shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the LIBOR Rate is to be determined, or
(ii) any category of extensions of credit or other assets which include LIBOR Loans. The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Percentage.
     "Responsible Officer" means the chief executive officer of the Borrower or the president of the Borrower or, with respect to financial matters, the chief financial officer of the Borrower.
     "Revolving Credit Commitment" means the agreement of the Lender relating to the making of the Revolving Loan and advances thereunder subject to and in accordance with the provisions of this Agreement.
     "Revolving Credit Commitment Period" means the period of time from the Closing Date to the Business Day preceding the Revolving Credit Termination Date.
     "Revolving  Credit Committed Amount" has the meaning described  in
Section 2.1 (Revolving Credit Facility).
     "Revolving Credit Expiration Date" means August 31, 2002.
     "Revolving Credit Facility" means the facility established by the Lender pursuant to Section 2.1 (Revolving Credit Facility).
     "Revolving Credit Note" has the meaning described in Section 2.1.5 (Revolving Credit Note).
     "Revolving Credit Termination Date" means the earlier of (a) the Revolving Credit Expiration Date, or (b) the date on which the
Revolving Credit Commitment is terminated pursuant to Section 7.2 (Remedies) or otherwise.
     "Revolving  Credit Unused Line Fee" and "Revolving  Credit  Unused
Line Fees" have the meanings described in Section 2.1.10 (Revolving Credit Unused Line Fee).
     "Revolving  Loan"  has  the  meaning  described  in  Section   2.1
(Revolving Credit Facility).
     "Revolving  Loan  Account" has the meaning  described  in  Section
2.1.9 (Revolving Loan Account).
     "Revolving   Loan   Mandatory  Prepayment"  and  "Revolving   Loan
Mandatory Prepayments" have the meanings described in Section 2.1.6 (Mandatory Prepayments of Revolving Loan).
     "Revolving Loan Optional Prepayment" and "Revolving Loan Optional Prepayments" have the meanings described in Section 2.1.7 (Optional Prepayment of Revolving Loan).
     "Securities" means the collective reference to each and every certificated or uncertificated security which constitutes a "security" under the provisions of Title 8 of the Uniform Commercial Code and to each and every "investment property" under the provisions of Title 9 of the Uniform Commercial Code (if that definition is included in that Title), and all proceeds (cash and non-cash) of the foregoing.
     "Security Documents" means collectively any assignment, pledge agreement, security agreement, mortgage, deed of trust, deed to secure debt, financing statement and any similar instrument, document or agreement under or pursuant to which a Lien is now or hereafter granted to,  or for the benefit of, the Lender on any real or personal property of  any Person to secure all or any portion of the Obligations, all  as the same may from time to time be amended, restated, supplemented or otherwise modified.
     "State" means the Commonwealth of Virginia.
     "Subordinated Debt" means that certain Indebtedness for Borrowed Money of the Borrower in favor of Research Industries, Inc., a corporation organized and existing under the laws of the Commonwealth of  Virginia  in  a  face  principal amount  of  Four  Million  Dollars
($4,000,000).
     "Subordinated Debt Loan Documents" means any and all promissory notes, agreements, documents or instruments now or at any time evidencing, securing, guarantying or otherwise executed and delivered in  connection with the Subordinated Debt, as the same may from time to time be amended, restated, supplemented or modified.
     "Subordinated Indebtedness" means all Indebtedness, including, without limitation, the Subordinated Debt, incurred at any time by the Borrower, which is in amounts, subject to repayment terms, and subordinated to the Obligations, as set forth in one or more written agreements, all in form and substance satisfactory to the Lender in its sole and absolute discretion.
     "Subordination   Agreement"  means  that   certain   Subordination
agreement by and among Research Industries, Inc., the Borrower and the Lender, as the same may be from time to time amended, restated, supplemented or modified.
     "Subsidiary" means any corporation the majority of the voting shares of which at the time are owned directly by the Borrower and/or by one or more Subsidiaries of the Borrower.
     "Taxes" means all taxes and assessments whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character (including all penalties or interest thereon), which at any time may be assessed, levied, confirmed or imposed by any Governmental Authority on the Borrower or any of its properties or assets or any part thereof or in respect of any of its franchises, businesses, income or profits.
     "Trademarks" means and includes in each case whether now  existing or  hereafter arising, all of the Borrower's rights, title and interest in and to (a) any and all trademarks (including service marks), trade names and trade styles, and applications for registration thereof and the  goodwill  of the business symbolized by any of the foregoing,  (b)
any and all licenses of trademarks, service marks, trade names and/or trade styles, whether as licensor or licensee, (c) any renewals of any and all trademarks, service marks, trade names, trade styles and/or licenses of any of the foregoing, (d) income, royalties, damages and payments now or hereafter due and/or payable with respect thereto, including, without limitation, damages, claims, and payments for past, present and future infringements thereof, (e) rights to sue for past, present and future infringements of any of the foregoing, including the right to settle suits involving claims and demands for royalties owing, and (f) all rights corresponding to any of the foregoing throughout the world.
     "Uniform Commercial Code" means, unless otherwise provided in this Agreement, the Uniform Commercial Code as adopted by and in effect from time to time in the State or in any other jurisdiction, as applicable.
     "Wholly  Owned  Subsidiary"  means  any  domestic  United   States
corporation all the shares of stock of all classes of which (other than directors' qualifying shares) at the time are owned directly or indirectly by the Borrower and/or by one or more Wholly Owned Subsidiaries of the Borrower.
     Section 1.2 Accounting Terms and Other Definitional Provisions. Unless otherwise defined herein, as used in this Agreement and in any certificate, report or other document made or delivered pursuant hereto, accounting terms not otherwise defined herein, and accounting terms only partly defined herein, to the extent not defined, shall have the respective meanings given to them under GAAP, as consistently applied to the applicable Person. Unless otherwise defined herein, all terms used herein which are defined by the Uniform Commercial Code shall have the same meanings as assigned to them by the Uniform Commercial Code unless and to the extent varied by this Agreement. The words "hereof", "herein" and "hereunder" and words of similar import when  used in this Agreement shall refer to this Agreement as  a  whole and not to any particular provision of this Agreement, and article, section, subsection, schedule and exhibit references are references to articles, sections or subsections of, or schedules or exhibits to, as
the  case may be, this Agreement unless otherwise specified.   As  used
herein, the singular number shall include the plural, the plural the singular and the use of the masculine, feminine or neuter gender shall include all genders, as the context may require. Reference to any one or more of the Financing Documents shall mean the same as the foregoing may from time to time be amended, restated, substituted, extended, renewed, supplemented or otherwise modified.

                              ARTICLE II
                         THE CREDIT FACILITIES
     SECTION 2.1    The Revolving Credit Facility.
               2.1.1     Revolving Credit Facility.
               Subject  to  and upon the provisions of this  Agreement,
the  Lender  establishes a revolving credit facility in  favor  of  the
Borrower.   The  aggregate of all advances under the  Revolving  Credit
Facility  is sometimes referred to in this Agreement as the  "Revolving
Loan".
               The   principal   amount   of  Eight   Million   Dollars
($8,000,000)  is the "Revolving Credit Committed Amount".   If  at  any
time  the  unpaid principal balance of the Revolving Loan  exceeds  the
Revolving Credit Committed Amount in effect from time to time, the Borrower shall pay such excess to the Lender ON DEMAND.
               During  the  Revolving  Credit  Commitment  Period,  the
Lender agrees to make advances under the Revolving Loan requested by the Borrower from time to time provided that after giving effect to the Borrower's request, the outstanding principal balance of the Revolving Loan and the Letter of Credit Obligations would not exceed the lesser of (a) the Revolving Credit Committed Amount, or (b) the then most current Borrowing Base.
               Unless  sooner paid, the unpaid Revolving Loan, together
with interest accrued and unpaid thereon, and all other Obligations shall be due and payable in full on the Revolving Credit Expiration Date.
               2.1.2     Procedure for Making Advances Under the Revolving
                       Loan;
                Lender Protection Loans.
               The  Borrower  may  borrow under  the  Revolving  Credit
Commitment on any Business Day. Advances under the Revolving Loan shall be deposited to a demand deposit account of the Borrower with the Lender (or an Affiliate of the Lender) or shall be otherwise applied as directed by the Borrower, which direction the Lender may require to be in writing. No later than 10:00 a.m. (Eastern Standard Time) on the date of the requested borrowing, the Borrower shall give the Lender oral  or  written  notice  (a "Loan Notice")  of  the  amount  and  (if
requested  by the Lender) the purpose of the requested borrowing.   Any
oral Loan Notice shall be confirmed in writing by the Borrower within three (3) Business Days after the making of the requested Revolving Loan.
               In  addition, the Borrower hereby irrevocably authorizes
the Lender at any time and from time to time, without further request from or notice to the Borrower, to make advances under the Revolving Loan, and irrevocably authorizes the Lender to establish, without duplication, reserves against the Borrowing Base, which the Lender, in its sole and absolute discretion, deems necessary or appropriate to protect the Lender's interests under this Agreement, including, without limitation, advances and reserves under the Revolving Loan made to cover debit balances in the Revolving Loan Account, principal of, and/or interest on, any Loan, any of the Obligations, (including,
without   limitation,   any  Letter  of  Credit  Obligations),   and/or
Enforcement Costs, prior to, on, or after the termination of other advances under this Agreement, regardless of whether the outstanding principal amount of the Revolving Loan which the Lender may make
hereunder  exceeds  the  Revolving  Credit  Committed  Amount  or   the
Borrowing Base.
               2.1.3     Borrowing Base.
               As  used  in  this Agreement, the term "Borrowing  Base"
means at any time, an amount equal to the aggregate of (a) ninety percent (90%) of the amount of Eligible Receivables derived from federal Government Contracts, (b) eighty percent (80%) of the amount of
Eligible   Receivables  derived  from  contracts  other  than   federal
Government Contracts approved by the Lender and (c) fifty percent (50%)
of   the   Borrowers'  unbilled  Receivables  derived  from  Government
Contracts which otherwise qualify as Eligible Receivables (but which shall be billed within thirty (30) days) but in no event in an amount greater than One Million Dollars ($1,000,000).
               The  Borrowing  Base  shall be  computed  based  on  the
Borrowing Base Report most recently delivered to, and accepted by, the Lender in its sole and absolute discretion. In the event the Borrower shall fail to furnish a Borrowing Base Report required by Section 2.1.4 (Borrowing Base Report) or in the event the Lender believes in good faith that a Borrowing Base Report is no longer accurate, the Lender may, in its sole and absolute discretion exercised from time to time
and   without  limiting  its  other  rights  and  remedies  under  this
Agreement, suspend the making of or limit advances under the Revolving Loan. The Borrowing Base shall be subject to reduction by amounts credited to the Collateral Account since the date of the most recent Borrowing Base Report and by the amount of any Receivable which was included in the Borrowing Base but which the Lender determines fails to meet the respective criteria applicable from time to time for Eligible Receivables.
               If  at  any  time  the total of the aggregate  principal
amount   of  the  Revolving  Loan  and  Outstanding  Letter  of  Credit
Obligations exceeds the Borrowing Base, a borrowing base deficiency ("Borrowing Base Deficiency") shall exist. Each time a Borrowing Base Deficiency exists, the Borrower, at the sole and absolute discretion of the Lender exercised from time to time, shall pay the Borrowing Base Deficiency ON DEMAND to the Lender.
               Without   implying  any  limitation  on   the   Lender's
discretion  with  respect  to  the Borrowing  Base,  the  criteria  for
Eligible   Receivables   contained  in  the  definition   of   Eligible
Receivables is in part based upon the business operations of the Borrower existing on or about the Closing Date and upon information and records furnished to the Lender by the Borrower. If at any time or from time to time hereafter, the business operations of the Borrower change or such information and records furnished to the Lender is incorrect or misleading, the Lender in its discretion, may at any time and from time to time during the duration of this Agreement change such criteria or add new criteria. The Lender may communicate such changed or  additional criteria to the Borrower from time to time either orally or in writing.
               2.1.4     Borrowing Base Report.
               The   Borrower  will  furnish  to  the  Lender  no  less
frequently than monthly and at such other times as may be requested by the Lender a report of the Borrowing Base (each a "Borrowing Base Report"; collectively, the "Borrowing Base Reports") in the form of EXHIBIT D attached hereto and made a part hereof or such other form required from time to time by the Lender, appropriately completed and duly signed. The Borrowing Base Report shall contain the amount and payments on the Receivables and the calculations of the Borrowing Base, all in such detail, and accompanied by such supporting and other
information,  as  the Lender may from time to time request.   Upon  the
Lender's request upon the creation of any Receivables or at such other intervals as the Lender may require, the Borrower will provide the
Lender  with:   (a) confirmatory assignment schedules;  (b)  copies  of
Account Debtor invoices; (c) such further schedules, documents and/or information regarding any of the Receivables as the Lender may reasonably require. The items to be provided under this subsection shall be in form satisfactory to the Lender, certified as true and correct by a Responsible Officer (or by any other officers or employees of the Borrower whom a Responsible Officer from time to time authorizes in writing to do so), and delivered to the Lender from time to time solely for the Lender's convenience in maintaining records of the Collateral. The failure of the Borrower to deliver any such items to the Lender shall not affect, terminate, modify, or otherwise limit the Lender's security interests in, and Liens on, the Collateral.
               2.1.5     Revolving Credit Note.
               The  obligation  of  the Borrower to pay  the  Revolving
Loan, with interest, shall be evidenced by a promissory note (as from time to time extended, amended, restated, supplemented or otherwise modified, the "Revolving Credit Note") substantially in the form of EXHIBIT "B" attached hereto and made a part hereof, with appropriate insertions. The Revolving Credit Note shall be dated as of the Closing Date, shall be payable to the order of the Lender at the times provided in the Revolving Credit Note, and shall be in the principal amount of the Revolving Credit Committed Amount. The Borrower acknowledges and agrees that, if the outstanding principal balance of the Revolving Loan outstanding from time to time exceeds the face amount of the Revolving Credit Note, the excess shall bear interest at the Post-Default Rate for the Revolving Loan and shall be payable, with accrued interest, ON
DEMAND.   The Revolving Credit Note shall not operate as a novation  of any of the Obligations or nullify, discharge, or release any such Obligations or the continuing contractual relationship of the parties hereto in accordance with the provisions of this Agreement.
               2.1.6     Mandatory Prepayments of Revolving Loan.
               The  Borrower shall make the mandatory prepayments (each
a   "Revolving   Loan  Mandatory  Prepayment"  and  collectively,   the
"Revolving Loan Mandatory Prepayments") of the Revolving Loan at any time and from time to time in such amounts requested by the Lender pursuant to Section 2.1.4 (Borrowing Base) in order to cover any Borrowing Base Deficiency.
               2.1.7     Optional Prepayments of Revolving Loan.
               The Borrower shall have the option, at any time and from
time  to  time, to prepay (each a "Revolving Loan Optional  Prepayment"
and   collectively  the  "Revolving  Loan  Optional  Prepayments")  the
Revolving Loan, in whole or in part without premium or penalty.
               2.1.8     The Collateral Account.
               The Borrower will deposit, or cause to be deposited, all
Items  of  Payment to a bank account designated by the Lender and  from which the Lender alone has power of access and withdrawal (the "Collateral Account"). Each deposit shall be made not later than the next Business Day after the date of receipt of the Items of Payment. The Items of Payment shall be deposited in precisely the form received, except for the endorsements of the Borrower where necessary to permit the collection of any such Items of Payment, the Borrower hereby agreeing to make such endorsement. In the event the Borrower shall fail to do so, the Lender is hereby authorized by the Borrower to make the endorsement in the name of the Borrower. Prior to such a deposit, the Borrower will not commingle any Items of Payment with any of the other funds or property of the Borrower, but will hold them separate and apart in trust and for the account of the Lender.
               In  addition, if so directed by the Lender, the Borrower
shall direct the mailing of all Items of Payment from its Account Debtors to a post-office box designated by the Lender, or to such other additional or replacement post-office boxes pursuant to the request of the Lender from time to time (collectively, the "Lockbox"). The Lender shall have unrestricted and exclusive access to the Lockbox.
               The Borrower hereby authorizes the Lender to inspect all
Items  of  Payment, endorse all Items of Payment in  the  name  of  the
Borrower, and deposit Items of Payment in the Collateral Account.   The
Lender   reserves  the  right,  exercised  in  its  sole  and  absolute discretion from time to time, to provide to the Collateral Account credit prior to final collection of an Item of Payment and to disallow credit for any Item of Payment which is unsatisfactory to the Lender.
In the event Items of Payment are returned to the Lender for any reason whatsoever, the Lender may, in the exercise of its discretion from time
to  time,  forward such Items of Payment a second time.   Any  returned
Items of Payment shall be charged back to the Collateral Account, the Revolving Loan Account, or other account, as appropriate.
               The  Lender  will  apply the whole or any  part  of  the
collected  funds  credited  to  the  Collateral  Account  against   the
Revolving Loan (or with respect to Items of Payment which are not proceeds of accounts or inventory or after a Default or Event of Default, against any of the Obligations) or credit such collected funds to the depository account of the Borrower with the Lender (or an Affiliate of the Lender), the order and method of such application to be in the sole discretion of the Lender.
               2.1.9     Revolving Loan Account.
               The Lender will establish and maintain a loan account on
its books (the "Revolving Loan Account") to which the Lender will (a) debit (i) the principal amount of each advance of the Revolving Loan made by the Lender hereunder as of the date made, (ii) the amount of any interest accrued on the Revolving Loan as and when due, and (iii) any other amounts due and payable by the Borrower to the Lender from time to time under the provisions of this Agreement in connection with the Revolving Loan, including, without limitation, Enforcement Costs, Fees, late charges, and service, collection and audit fees, as and when due and payable, and (b) credit all payments made by the Borrower to the Lender on account of the Revolving Loan as of the date made including,  without  limitation, funds credited to the  Revolving  Loan
Account  from  the  Collateral  Account.   The  Lender  may  debit  the
Revolving Loan Account for the amount of any Item of Payment that is returned to the Lender unpaid. All credit entries to the Revolving Loan Account are conditional and shall be readjusted as of the date made if final and indefeasible payment is not received by the Lender in cash or solvent credits. Any and all periodic or other statements or reconciliations, and the information contained in those statements or reconciliations, of the Revolving Loan Account shall be final, binding and conclusive upon the Borrower in all respects, absent manifest error, unless the Lender receives specific written objection thereto from the Borrower within thirty (30) Business Days after such statement or reconciliation shall have been sent by the Lender.
               2.1.10    Revolving Credit Unused Line Fee.
               The  Borrower shall pay to the Lender a revolving credit
facility fee (collectively, the "Revolving Credit Unused Line Fees" and individually, a "Revolving Credit Unused Line Fee") in an amount equal to the percentage per annum indicated below for the current Pricing Ratio multiplied by the average daily unused and undisbursed portion of the Revolving Credit Committed Amount in effect from time to time accruing during each quarter. The accrued and unpaid portion of the
Revolving Credit Unused Line Fee shall be paid by the Borrower to the Lender on the first day of each calendar quarter, for the preceding calendar quarter, commencing on the first such date following the date hereof, and on the Revolving Credit Termination Date. The Revolving Credit Unused Line Fee shall be calculated on the basis of a year of 360 days and the actual days elapsed.
     Pricing Ratio           Revolving
                           Credit Unused
                              Line Fee
Less than or equal to           .25%
2.0
Less than or equal to
2.75 but greater than           .30%
2.0
Greater than 2.75               .35%

     Section 2.2    The Letter of Credit Facility.
               2.2.1     Letters of Credit.
               Subject to and upon the provisions of this Agreement, and as a part of the Revolving Credit Commitment, the Borrower may, upon the prior approval of the Lender, obtain standby letters of credit (as the same may from time to time be amended, supplemented or otherwise modified, each a "Letter of Credit" and collectively the "Letters of Credit") from the Lender from time to time from the Closing Date until the Business Day preceding the Revolving Credit Termination
Date.   The Borrower will not be entitled to obtain a Letter of  Credit
hereunder   unless  (a)  after  giving  effect  to  the  request,   the
outstanding principal balance of the Revolving Loan and of  the  Letter of Credit Obligations would not exceed the lesser of (i) the Revolving Credit Committed Amount, or (ii) the most current Borrowing Base and
(b) the sum of the aggregate face amount of the then outstanding Letters of Credit (including the face amount of the requested Letter of Credit) does not exceed Five Hundred Thousand Dollars ($500,000).
               2.2.2     Letter of Credit Fees.
               With the opening of each Letter of Credit, the Borrower shall pay to the Lender, a letter of credit fee (each a "Letter of Credit Fee" and collectively the "Letter of Credit Fees") in an amount equal to two percent (2%) per annum of the amount of the Letter of Credit. Such Letter of Credit Fees shall be paid monthly in advance on the date of the opening of the Letter of Credit and on the first day of each month thereafter. In addition, the Borrower shall pay to the Lender any and all additional issuance, negotiation, processing, transfer or other fees to the extent and as and when required by the provisions of any Letter of Credit Agreement; such additional fees are included in and a part of the "Fees" payable by the Borrower under the provisions of this Agreement. The Letter of Credit Fees shall be calculated on the basis of a year of 360 days and the actual number of days elapsed
               2.2.3     Terms of Letters of Credit.
               Each Letter of Credit shall (a) be opened pursuant to a Letter of Credit Agreement, and (b) expire on a date not later than the Business Day preceding the Revolving Credit Expiration Date; provided, however, if any Letter of Credit does have an expiration date later than the Business Day preceding the Revolving Credit Termination Date, as  of the Business Day preceding the Revolving Credit Termination Date an advance of the Revolving Credit Facility shall be made by the Lender in the face amount of such Letter of Credit (or Letters of Credit) and the proceeds thereof shall be deposited in an account titled in the name of the Lender as trustee for the Borrower. The proceeds of the trustee account referred to in the immediately preceding sentence shall be held as collateral for the Letter of Credit (or Letters of Credit) and in the event of a draw under the Letter of Credit (or Letters of Credit), used to pay any such draw. The aggregate face amount of all Letters of Credit at any one time outstanding and issued by the Lender pursuant to the provisions of this Agreement, plus the amount of any unpaid Letter of Credit Fees accrued or scheduled to accrue thereon, and less the aggregate amount of all drafts issued under or purporting to have been issued under such Letters of Credit that have been paid by the Lender, is herein called the "Outstanding Letter of Credit Obligations".
               2.2.4     Procedure for Letters of Credit.
               The  Borrower  shall give the Lender written  notice  at
least  three (3) Business Days prior to the date on which a  Letter  of
Credit  is  requested to be opened of their request  for  a  Letter  of
Credit.   Such  notice  shall be accompanied by  a  duly  executed  and delivered Letter of Credit Agreement. Upon receipt of the Letter of Credit Agreement and the Letter of Credit Fee, the Lender shall process such Letter of Credit Agreement in accordance with its customary procedures and open such Letter of Credit on the Business Day specified in such notice.
               2.2.5     Change in Law; Increased Cost.
               If any change in any law or regulation or in the interpretation thereof by any court or other Governmental Authority charged with the administration thereof shall either (a) impose, modify or deem applicable any reserve, special deposit or similar requirement against Letters of Credit issued by the Lender, or (b) impose on the Lender any other condition regarding this Agreement or any Letter of Credit, and the result of any event referred to in clauses (a) or (b) above shall be to increase the cost to the Lender of issuing, maintaining or extending the Letter of Credit or the cost to the Lender of funding any obligation under or in connection with the Letter of Credit, then, upon demand by the Lender, the Borrower shall immediately pay to the Lender from time to time as specified by the Lender, additional amounts which shall be sufficient to compensate the Lender for such increased cost, together with interest on each such amount from the date demanded until payment in full thereof at a rate per annum equal to the then highest current rate of interest on the Revolving Loan. A certificate as to such increased cost incurred by the Lender, submitted by the Lender to the Borrower, shall be conclusive, absent manifest error.
     Section 2.3    General Financing Provisions.
               2.3.1     Borrower's Representatives.
               The Lender is hereby irrevocably authorized by the Borrower to make advances under the Loan to the Borrower pursuant to the provisions of this Agreement upon the written, oral or telephone request of any one of the Persons who is from time to time a Responsible Officer of the Borrower under the provisions of the most recent "Certificate" of corporate resolutions of the Borrower on file with the Lender or who is an officer or employee of the Borrower whom a Responsible Officer from time to time authorizes in writing to do so. The Lender does not and shall not assume any responsibility or liability for any errors, mistakes, and/or discrepancies in the oral, telephonic, written or other transmissions of any instructions, orders, requests and confirmations between the Lender and the Borrower in
connection  with  the  Credit  Facilities,  any  Loan  or   any   other
transaction in connection with the provisions of this Agreement.
               2.3.2     Use of Proceeds of the Loan.
               The proceeds of each advance under the Loan shall be used by the Borrower for Permitted Uses, and for no other purposes
except  as  may  otherwise be agreed by the  Lender  in  writing.   The
Borrower shall use the proceeds of the Loan promptly.
               2.3.3     Origination Fee.
               The Borrower shall pay to the Lender on or before the Closing Date a loan origination fee (the "Origination Fee") in the amount of Twenty Five Thousand Dollars ($25,000), which fee has been fully earned and is non-refundable.
               2.3.4     Administrative and Audit Fees.
               The   Borrower  shall  pay  to  the  Lender  an   annual
administrative  and  audit  fee  (each  an  "Administrative  Fee"   and
collectively,  the  "Administrative Fees")  for  administrative  and/or audit  services  performed  in conjunction with  the  Revolving  Credit
Facility.   The annual Administrative Fee shall be $25,000  and  $6,250 quarterly payment shall be payable each quarter, in advance, on the Closing Date and the first (1st) day of each March, June, September and December thereafter until the Revolving Credit Termination Date.
               2.3.5     Computation of Fees.
               All applicable Fees shall be calculated on the basis  of
a year of 360 days for the actual number of days elapsed.
               2.3.6     Maximum Interest Rate.
               In no event shall any interest rate provided for hereunder exceed the maximum rate permissible for corporate borrowers under applicable law for loans of the type provided for hereunder (the
"Maximum  Rate").   If, in any month, any interest  rate,  absent  such
limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the
Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section, have been paid or accrued if the interest rates otherwise set forth in this Agreement had at all times been in effect, then the Borrower shall, to the extent permitted by applicable law, pay the Lender, an amount equal to the excess of (a) the lesser of
(i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rates otherwise set forth in this Agreement, at all times, been in effect over (b) the amount of interest actually paid or accrued under this Agreement. In the event that a court determines that the Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, the Lender shall refund to the Borrower such excess.
               2.3.7     Payments.
               All payments of the Obligations, including, without limitation, principal, interest, Prepayments, and Fees, shall be paid by the Borrower without setoff, recoupment or counterclaim to the Lender in immediately available funds not later than 12:00 noon,
Eastern  Standard  Time,  on the due date of such  payment.   All  such
payments shall be made to the Lender's principal office in McLean, Virginia or at such other location as the Lender may at any time and from time to time notify the Borrower. Alternatively, at its sole discretion, the Lender may charge any deposit account of the Borrower at the Lender or any Affiliate of the Lender with all or any part of any amount due to the Lender under this Agreement or any of the other Financing Documents to the extent that the Borrower shall have not
otherwise  tendered  payment  to the Lender.   All  payments  shall  be
applied first to any unpaid Fees, second to any and all accrued and unpaid late charges and Enforcement Costs, third to any and all accrued and unpaid interest on the Obligations, and then to the then unpaid principal balance of the Obligations, all in such order and manner as shall be determined by the Lender in its sole and absolute discretion.
               2.3.8     Liens; Setoff.
               The Borrower hereby grants to the Lender as additional collateral and security for all of the Obligations, a continuing Lien on any and all monies, Securities, and other personal property of the Borrower and any and all proceeds thereof, now or hereafter held or received by, or in transit to, the Lender or any Affiliate of the Lender from, or for the account of, the Borrower, and also upon any and all depository accounts (whether general or special) and credits of the Borrower, if any, with the Lender or any Affiliate of the Lender, at any time existing, excluding any depository accounts held by the Borrower in its capacity as trustee for Persons who are not Affiliates of the Borrower. Without implying any limitation on any other rights the Lender may have under the Financing Documents or applicable Laws, during the continuance of an Event of Default, the Lender is hereby authorized by the Borrower at any time and from time to time at the Lender's option, without notice to, or consent of, the Borrower, to set off, appropriate, seize, freeze and apply any or all items hereinabove referred to against all Obligations then outstanding (whether or not then due), all in such order and manner as shall be determined by the Lender in its sole and absolute discretion.
               2.3.9     Requirements of Law.
               In the event that the Lender shall have determined in good faith that (a) the adoption of any Capital Adequacy Regulation, or
(b)   any  change  in  any  Capital  Adequacy  Regulation  or  in   the
interpretation or application thereof or (c) compliance by  the  Lender or any corporation controlling the Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority or central bank, does or shall have the effect of reducing the rate of return on the capital of the Lender or
such   controlling  corporation  as  a  consequence  of  the   Lender's
obligations under this Agreement to a level below that which the Lender or  such corporation would have achieved but for such adoption,  change or compliance (taking into consideration the policies of the Lender and its controlling corporation with respect to capital adequacy) by an amount deemed by the Lender, in its discretion, to be material, then from time to time, after submission by the Lender to the Borrower of a written request therefor and a statement of the basis for the Lender's determination, the Borrower shall pay to the Lender ON DEMAND such additional amount or amounts in order to compensate the Lender or its controlling corporation for any such reduction.
               2.3.10    ACH Transactions and Hedge Transactions.
               The   Borrower  may  request  and  the  Lender  or   its
affiliates may, in their sole and absolute discretion, provide ACH Transactions and Hedge Transactions although the Borrower is not required to do so. In the event the Borrower requests Lender or its affiliates to procure ACH Transactions or Hedge Transactions, then the Borrower agrees to indemnify and hold the Lender or its affiliates harmless from any and all obligations now or hereafter owing to the Lender or its affiliates. The Borrower agrees to pay the Lender or its affiliates all amounts owing to the Lender or its affiliates pursuant to ACH Transactions and Hedge Transactions. In the event the Borrower shall not have paid to the Lender or its affiliates such amounts, the Lender may cover such amounts by an advance under the Revolving Loan, which advance shall be deemed to have been requested by the Borrower. The Borrower acknowledges and agrees that the obtaining of ACH Transactions and Hedge Transactions from the Lender or its affiliates
(a)  is  in  the  sole and absolute discretion of  the  Lender  or  its affiliates and (b) is subject to all rules and regulations of the Lender or its affiliates.
     Section 2.4    Interest
               2.4.1     Applicable Interest Rates.
          (a) Each Loan shall bear interest until maturity (whether by acceleration, declaration, extension or otherwise) at either the Prime Rate or the LIBOR Rate, as selected and specified by the Borrower in an Interest Rate Election Notice furnished to the Lender in accordance with the provisions of Section 2.4.2(e), or as otherwise determined in accordance with the provisions of this Section 2.4, and as may be adjusted from time to time in accordance with the provisions of Section
2.4.3 (Inability to Determine LIBOR Base Rate).
(b) Notwithstanding the foregoing, following the occurrence and during the continuance of an Event of Default, at the option of the Lender, the Loan and all other Obligations shall bear interest at the Post-
Default Rate.
       (c) The Applicable Margin for (i) LIBOR Loans shall be 250 basis points per annum, and (ii) Prime Rate Loans shall be 0 basis points per annum unless and until a change is required by the operation of Section 2.4.1(d).
   (d) Changes in the Applicable Margin shall be made not more frequently than quarterly based on the Pricing Ratio, determined by the Lender in the exercise of its sole and absolute discretion from the quarterly
reports   required  by  Section  6.1.1(c)  (Quarterly  Statements   and
Certificates) and shall be effective as of the fifth (5th) day after the Lender receives such statements. The Applicable Margin (expressed as basis points) shall vary depending upon the Pricing Ratio, as follows:

     Pricing Ratio           Applicable       Applicable
                             Margin for       Margin for
                            LIBOR Loans       Prime Rate
                                                 Loans
Less than or equal to        200 basis      0 basis points
2.0                            points
Less than or equal to
2.75 but greater than        225 basis      0 basis points
2.0                            points
Greater than 2.75            250 basis      0 basis points
                               points

               2.4.2     Selection of Interest Rates.
  (a) The Borrower may select the initial Applicable Interest Rate or Applicable Interest Rates to be charged on the Loan.
(b)  From time to time after the date of this Agreement as provided in this Section, by a proper and timely Interest Rate Election Notice furnished to the Lender in accordance with the provisions of Section 2.4.2(e), the Borrower may select an initial Applicable Interest Rate or Applicable Interest Rates for any advance of the Loan or may convert the Applicable Interest Rate and, when applicable, the Interest Period, for any existing Loan to any other Applicable Interest Rate or, when applicable, any other Interest Period.
(c) The Borrower's selection of an Applicable Interest Rate and/or an Interest Period, the Borrower's election to convert an Applicable
Interest Rate and/or an Interest Period to another Applicable Interest
Rate or Interest Period, and any other adjustments in an interest rate are subject to the following limitations:
    (i) the Borrower shall not at any time select or change to an Interest Period that extends beyond the Revolving Credit Expiration Date in the case of the Revolving Loan;
(ii) no change from the LIBOR Rate to the Prime Rate shall become effective on a day other than a Business Day and on a day which is the last day of the then current Interest Period, no change of an Interest Period shall become effective on a day other than the last day of the then current Interest Period, and no change from the Prime Rate to the LIBOR Rate shall become effective on a day other than a day which is a LIBOR Business Day;
(iii)     any Applicable Interest Rate change for any Loan to be
effective on a date on which any principal payment on account of such
Loan is scheduled to be paid shall be made only after such payment shall have been made;
(iv) the first day of each Interest Period shall be a LIBOR Business
Day;
(v) as of the effective date of a selection, there shall not exist an Event of Default; and
(vi) the minimum principal amount of a LIBOR Loan shall be Twenty Five Thousand Dollars ($25,000).
  (d)  If a request for an advance under the Loan is not accompanied by an Interest Rate Election Notice or does not otherwise include a selection of an Applicable Interest Rate and, if applicable, an Interest Period, or if, after having made a selection of an Applicable Interest Rate and, if applicable, an Interest Period, the Borrower fails or is not otherwise entitled under the provisions of this Agreement to continue such Applicable Interest Rate or Interest Period, the Borrower shall be deemed to have selected the Prime Rate as the Applicable Interest Rate until such time as the Borrower has selected a different Applicable Interest Rate and specified an Interest Period in accordance with, and subject to, the provisions of this Section.
(e)  The Lender will not be obligated to make an advance of the Loan, to convert the Applicable Interest Rate on the Loan to another
Applicable Interest Rate, or to change Interest Periods, unless the
Lender shall have received an irrevocable written or telephonic notice
(an "Interest Rate Election Notice") from the Borrower specifying the following information:
                         (i)  the amount to be borrowed or converted;
(ii) a selection of the Prime Rate or the LIBOR Rate;
(iii)     the length of the Interest Period if the Applicable Interest
Rate selected is the LIBOR Rate; and
(iv) the requested date on which such election is to be effective.
     Any  telephonic notice must be confirmed in writing  within  three
(3) Business Days.  Each Interest Rate Election Notice must be received by the Lender not later than 10:00 a.m. (Eastern Standard time) on the Business Day of any requested borrowing or conversion in the case of a selection of the Prime Rate and not later than 10:00 a.m. (Eastern Standard time) on the third Business Day before the effective date of any requested borrowing or conversion in the case of a selection of the LIBOR Rate.
               2.4.3     Inability to Determine LIBOR Base Rate.
               In the event that (a) the Lender shall have determined that, by reason of circumstances affecting the London interbank LIBOR market, adequate and reasonable means do not exist for ascertaining the LIBOR Base Rate for any requested Interest Period with respect to a Loan the Borrower has requested to be made as or to be converted to a LIBOR Loan or (b) the Lender shall determine that the LIBOR Base Rate for  any  requested Interest Period with respect to a Loan the Borrower has requested to be made as or to be converted to a LIBOR Loan does not adequately and fairly reflect the cost to the Lender of funding or converting such Loan, the Lender shall give telephonic or written notice of such determination to the Borrower at least one (1) day prior
to  the  proposed date for funding or converting such  Loan.   If  such
notice is given, any request for a LIBOR Loan shall be made as or converted to a Prime Rate Loan. Until such circumstances have changed, the Borrower will not request that any Loan be made as or converted  to a LIBOR Loan.
               2.4.4     Payment of Interest.
      (a) Unpaid and accrued interest on any portion of the Loan which consists of a Prime Rate Loan shall be paid monthly, in arrears, on the last day of each calendar month, commencing on the first such date after the date of this Agreement, and on the last day of each calendar
month   thereafter,   and   at  maturity  (whether   by   acceleration,
declaration, extension or otherwise).
(b) Notwithstanding the foregoing, any and all unpaid and accrued interest on any Prime Rate Loan converted to a LIBOR Loan or prepaid shall be paid immediately upon such conversion and/or prepayment, as appropriate.
       (c) Unpaid and accrued interest on any LIBOR Loan shall be paid monthly and on the last Business Day of each Interest Period for such LIBOR Loan and at maturity (whether by acceleration, declaration, extension or otherwise); provided, however that any and all unpaid and accrued interest on any LIBOR Loan prepaid prior to expiration of the then current Interest Period for such LIBOR Loan shall be paid immediately upon prepayment.
               2.4.5     Calculation of Interest.
  (a) All interest accrued at the Prime Rate shall be calculated on the basis of a 360 day year and actual days elapsed. Any change in the Prime Rate resulting from a change in the Prime Rate shall become effective as of the opening of business on the day on which such change in the Prime Rate is announced.
(b) All interest accrued at the LIBOR Rate shall be calculated on the basis of a 360 day year and actual days elapsed. Any change in the LIBOR Rate resulting from a change in the LIBOR Base Rate shall become effective as of the opening of business on the day on which such change in the LIBOR Base Rate is announced.

                              ARTICLE III
                            THE COLLATERAL
     SECTION 3.1    Debt and Obligations Secured.
     All  property  and  Liens assigned, pledged or  otherwise  granted
under   or  in  connection  with  this  Agreement  (including,  without limitation,  those under Section 3.2 (Grant of Liens)) or  any  of  the
Financing Documents shall secure (a) the payment of all of the Obligations, and (b) the performance, compliance with and observance by the Borrower of the provisions of this Agreement and all of the other Financing Documents or otherwise under the Obligations.
     Section 3.2    Grant of Liens.
     The Borrower hereby assigns, pledges and grants to the Lender, and agrees that the Lender shall have a perfected and continuing security interest in, and Lien on, (a) all of the Borrower's Accounts, Chattel
Paper,   Government   Contracts,  Documents,  Instruments,   Equipment,
Securities, and General Intangibles, and all of the Borrower's deposit accounts with any financial institution with which the Borrower maintains deposits, whether now owned or existing or hereafter acquired or  arising, (b) all insurance policies relating to the foregoing,  (c)
all  books  and  records  in  whatever  media  (paper,  electronic   or
otherwise) recorded or stored, with respect to the foregoing and all Equipment and General Intangibles necessary or beneficial to retain, access and/or process the information contained in those books and records, and (d) all cash and non-cash proceeds and products of the foregoing; provided, however, notwithstanding any provision contained herein to the contrary, the Collateral shall not include any assets or property rights of the Borrower granted to MLC Federal, Inc. pursuant to  Section 3.01 of the Master Assignment Agreement dated May 17,  1999 by and between the Borrower and MLC Federal, Inc. The Borrower further agrees that the Lender shall have in respect thereof all of the rights and remedies of a secured party under the Uniform Commercial Code as well as those provided in this Agreement, under each of the other Financing Documents and under applicable Laws.
     The  Borrower covenants and agrees that the Borrower shall provide the Lender with all necessary information and will execute and deliver such documents as are required to comply with the Federal Assignment of Claims Act of 1940 (31 U.S.C. 3727 and 41 U.S.C. 15), to perfect the Lender's security interest in Government Contracts with a contract value equal to or greater than Five Hundred Thousand Dollars ($500,000)
and  a  remaining  duration of six (6) months or more  and  such  other
Government  Contracts  as  the  Lender  may  determine  in   its   sole
discretion.
     Section 3.3    Collateral Disclosure List.
     On or prior to the Closing Date, the Borrower shall deliver to the Lender a list (the "Collateral Disclosure List") which shall contain such information with respect to the Borrower's business and real and personal property as the Lender may require and shall be certified by a Responsible Officer of the Borrower, all in the form provided to the Borrower by the Lender. Promptly after demand by the Lender, the Borrower shall furnish to the Lender an update of the information contained in the Collateral Disclosure List at any time and from time to time as may be requested by the Lender.
     Section 3.4    Personal Property.
     The  Borrower acknowledges and agrees that it is the intention  of the parties to this Agreement that the Lender shall have a first priority, perfected Lien, in form and substance satisfactory to the Lender and its counsel, on all of the Borrower's personal property of any kind and nature whatsoever, whether now owned or hereafter acquired, subject only to the Permitted Liens, if any. In furtherance of the foregoing:
             3.4.1     Securities, Chattel Paper, Promissory Notes, etc.
     (a) On the Closing Date and without implying any limitation on the scope of Section 3.2 (Grant of Liens), the Borrower shall deliver to the Lender all originals of all of the Borrower's letters of credit, Securities, Chattel Paper, Documents and Instruments and, if the Lender
so requires, shall execute and deliver to the Lender separate pledges, assignments and security agreements in form and content acceptable to the Lender, which pledges, assignments and security agreements shall assign, pledge and grant a Lien to the Lender on all letters of credit, Securities (other than those covered by the Stock Pledge Agreement), Chattel Paper, Documents, and Instruments.
(b)  In the event that the Borrower shall acquire after the Closing
Date any letters of credit, Securities, Chattel Paper, Documents, or Instruments, the Borrower shall promptly so notify the Lender and deliver the originals of all of the foregoing to the Lender promptly and in any event within ten (10) days of each acquisition.
(c) All letters of credit, Securities, Chattel Paper, Documents and Instruments shall be delivered to the Lender endorsed and/or assigned as required by any pledge, assignment and security agreement and/or as the Lender may require and, if applicable, shall be accompanied by blank irrevocable and unconditional stock or bond powers and/or notices as the Lender may require.
   3.4.2     Patents, Copyrights and Other Property Requiring Additional
                    Steps to Perfect.
               On  the Closing Date and without implying any limitation
on the scope of Section 3.2 (Grant of Liens), the Borrower shall execute and deliver all Financing Documents and take all actions requested by the Lender in order to perfect a first priority assignment of Patents, Copyrights, Trademarks or any other type or kind of intellectual property acquired by the Borrower after the Closing Date.
     Section 3.5    Record Searches.
     As of the Closing Date and thereafter at the time any Financing Document is executed and delivered by the Borrower pursuant to this Section, the Lender shall have received, in form and substance satisfactory to the Lender, such Lien or record searches with respect to the Borrower and/or any other Person, as appropriate, and the property covered by such Financing Document showing that the Lien of such Financing Document will be a perfected first priority Lien on the property covered by such Financing Document subject only to Permitted Liens or to such other matters as the Lender may approve.
     Section 3.6    Costs.
     The  Borrower agrees to pay, as part of the Enforcement Costs  and to the fullest extent permitted by applicable Laws, on demand all costs, fees and expenses incurred by the Lender in connection with the taking, perfection, preservation, protection and/or release of a Lien on the Collateral, including, without limitation:
       (a) customary fees and expenses incurred in preparing Financing Documents from time to time (including, without limitation, reasonable attorneys' fees incurred in connection with preparing the Financing Documents);
(b)  all filing and/or recording taxes or fees;
(c)  all costs of Lien and record searches;
(d)  reasonable attorneys' fees in connection with all legal opinions required;
(e)  all field examination fees; and
(f)  all related costs, fees and expenses.
     Section 3.7    Release.
     Upon the indefeasible repayment in full in cash of the Obligations and  performance of all Obligations of the Borrower and all obligations and liabilities of each other Person, other than the Lender, under this Agreement and all other Financing Documents, the termination and/or
expiration  of  the  Commitment  and  Outstanding  Letter   of   Credit
Obligations, upon the Borrower's request and at the Borrower's sole cost and expense, the Lender shall release and/or terminate any Financing Document but only if and provided that there is no commitment or obligation (whether or not conditional) of the Lender to re-advance amounts which would be secured thereby.
     Section 3.8    Inconsistent Provisions.
     In the event that the provisions of any Financing Document directly conflict with any provision of this Agreement, the provisions of this Agreement govern.

                              ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES
     SECTION 4.1    Representations and Warranties.
     The Borrower represents and warrants to the Lender, as follows:
               4.1.1     Subsidiaries.
               The   Borrower  has  the  Subsidiaries  listed  on   the
Collateral  Disclosure List attached hereto and made a part hereof  and
no  others.   Each  of  the Subsidiaries is a Wholly  Owned  Subsidiary
except as shown on the Collateral Disclosure List, which correctly indicates the nature and amount of the Borrower's ownership interests therein.
               4.1.2     Good Standing.
               Each of the Borrower and its Subsidiaries (a) is a corporation duly organized, existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has the corporate power to own its property and to carry on its business as now being conducted, and (c) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary.
               4.1.3     Power and Authority.
               The Borrower has full corporate power and authority to execute and deliver this Agreement, the other Financing Documents to which it is a party, to make the borrowings under this Agreement, and to incur and perform the Obligations whether under this Agreement, the other Financing Documents or otherwise, all of which have been duly authorized by all proper and necessary corporate action. No consent or approval of shareholders or any creditors of the Borrower, and no consent, approval, filing or registration with or notice to any Governmental Authority on the part of the Borrower, is required as a condition to the execution, delivery, validity or enforceability of this Agreement, the other Financing Documents, the performance by the Borrower of the Obligations.
               4.1.4     Binding Agreements.
               This   Agreement  and  the  other  Financing   Documents
executed and delivered by the Borrower have been properly executed and delivered and constitute the valid and legally binding obligations of the Borrower and are fully enforceable against the Borrower in
accordance   with  their  respective  terms,  subject  to   bankruptcy,
insolvency, reorganization, moratorium and other laws of general applications affecting the rights and remedies of creditors and secured parties, and general principles of equity regardless of whether applied in a proceeding in equity or at law.
               4.1.5     No Conflicts.
               Neither the execution, delivery and performance of the terms of this Agreement or of any of the other Financing Documents executed and delivered by the Borrower nor the consummation of the transactions contemplated by this Agreement will conflict with, violate or be prevented by (a) the Borrower's charter or bylaws, (b) any existing mortgage, indenture, contract or agreement binding on the Borrower or affecting its property, or (c) any Laws.
               4.1.6     No Defaults, Violations.
   (a)  No Default or Event of Default has occurred and is continuing.
(b) Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any obligation under any existing mortgage, indenture, contract or agreement binding on it or affecting its property in any respect which could be materially adverse to the business, operations, property or financial condition of the Borrower, or which could materially adversely affect the ability of the Borrower to perform its obligations under this Agreement or the other Financing Documents, to which the Borrower is a party.
               4.1.7     Compliance with Laws.
               Neither the Borrower nor any of its Subsidiaries is in violation of any applicable Laws (including, without limitation, any Laws relating to employment practices, to environmental, occupational and health standards and controls) or order, writ, injunction, decree or demand of any court, arbitrator, or any Governmental Authority affecting the Borrower or any of its properties, the violation of which, considered in the aggregate, could materially adversely affect the business, operations or properties of the Borrower and/or its Subsidiaries.
               4.1.8     Margin Stock.
               None of the proceeds of the Loan will be used, directly or indirectly, by the Borrower or any Subsidiary for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry, any "margin security" or "margin stock" within the meaning of Regulation U (12 CFR Part 221), of the Board of Governors of the Federal Reserve System or for any other purpose which might make the transactions contemplated in this Agreement a "purpose credit" within the meaning of said Regulation U, or cause this Agreement to violate any other regulation of the Board of Governors of the Federal Reserve System or the Securities Exchange Act of 1934 or the Small Business Investment Act of 1958, as amended, or any rules or regulations promulgated under any of such statutes.
               4.1.9 Investment Company Act; Margin Securities. Neither the Borrower nor any of its Subsidiaries is an
investment company within the meaning of the Investment Company Act of 1940, as amended, nor is it, directly or indirectly, controlled by or acting on behalf of any Person which is an investment company within
the  meaning  of  said  Act.   Neither the  Borrower  nor  any  of  its
Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying "margin security" or "margin stock" within the meaning of Regulation U (12 CFR Part 221), of the Board of Governors of the Federal Reserve System.
               4.1.10    Litigation.
               Except  as otherwise disclosed to the Lender on Schedule
4.1.10   attached  hereto  and  made  a  part  hereof,  there  are   no
proceedings,  actions  or investigations pending  or,  so  far  as  the
Borrower knows, threatened before or by any court, arbitrator or any Governmental Authority which, in any one case or in the aggregate, if
determined  adversely  to  the  interests  of  the  Borrower   or   any
Subsidiary, would have a material adverse effect on the business, properties, condition (financial or otherwise) or operations, present or prospective, of the Borrower.
               4.1.11    Financial Condition.
               The consolidated financial statements of the Borrower dated March 31, 2000, are complete and correct and fairly present the financial position of the Borrower and its Subsidiaries and the results of their operations and transactions in their surplus accounts as of the date and for the period referred to and have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved. There are no liabilities, direct or indirect, fixed or contingent, of the Borrower or its Subsidiaries as of the date of such financial statements that are not reflected therein or in the
notes  thereto.   There  has been no adverse change  in  the  financial
condition or operations of the Borrower or its Subsidiaries since the date of such financial statements and to the Borrower's knowledge no such adverse change is pending or threatened. Neither the Borrower nor
any   Subsidiary  has  guaranteed  the  obligations  of,  or  made  any investment in or advances to, any Person, except as disclosed in such financial statements.
               4.1.12    Full Disclosure.
               The financial statements referred to in Section 4.1.11 (Financial Condition), the Financing Documents (including, without
limitation,   this   Agreement),  and  the   statements,   reports   or
certificates furnished by the Borrower in connection with the Financing Documents (a) do not contain any untrue statement of a material fact and (b) when taken in their entirety, do not omit any material fact necessary to make the statements contained therein not misleading.
There is no fact known to the Borrower which the Borrower has not disclosed to the Lender in writing prior to the date of this Agreement
with   respect  to  the  transactions  contemplated  by  the  Financing
Documents which materially and adversely affects or in the future could, in the reasonable opinion of the Borrower materially adversely affect the condition, financial or otherwise, results of operations, business, or assets of the Borrower or of any Subsidiary.
               4.1.13    Indebtedness for Borrowed Money.
               Except  for the Obligations and except as set  forth  in
Schedule  4.1.13 attached hereto and made a part hereof,  the  Borrower has no Indebtedness for Borrowed Money. The Lender has received photocopies of all promissory notes evidencing any Indebtedness for Borrowed Money set forth in Schedule 4.1.13, together with any and all subordination agreements, other agreements, documents, or instruments securing, evidencing, guarantying or otherwise executed and delivered in connection therewith.
               4.1.14    Taxes.
               Each of the Borrower and its Subsidiaries has filed all returns, reports and forms for Taxes which, to the knowledge of the Borrower, are required to be filed, and has paid all Taxes as shown on such returns or on any assessment received by it, to the extent that such Taxes have become due, unless and to the extent only that such Taxes, assessments and governmental charges are currently contested in good faith and by appropriate proceedings by the Borrower, such Taxes are not the subject of any Liens other than Permitted Liens, and adequate reserves therefor have been established as required under
GAAP.   All  tax  liabilities of the Borrower were as of  the  date  of audited financial statements referred to in Section 4.1.11 (Financial Condition), and are now, adequately provided for on the books of the Borrower or its Subsidiaries, as appropriate. No tax liability has been asserted by the Internal Revenue Service or any state or local authority against the Borrower for Taxes in excess of those already paid.
               4.1.15    ERISA.
               With respect to any "pension plan" as defined in SECTION 3(2) of ERISA, which plan is now or previously has been maintained or contributed to by the Borrower and/or by any commonly controlled entity: (a) no "accumulated funding deficiency" as defined in Code 412 or ERISA 302 has occurred, whether or not that accumulated funding deficiency has been waived; (b) no Reportable Event has occurred; (c) no termination of any plan subject to Title IV of ERISA has occurred;
(d) neither the Borrower nor any commonly controlled entity (as defined under ERISA) has incurred a "complete withdrawal" within the meaning of ERISA 4203 from any Multi-employer Plan; (e) neither the Borrower nor any commonly controlled entity has incurred a "partial withdrawal" within the meaning of ERISA 4205 with respect to any Multi-employer Plan; (f) no Multi-employer Plan to which the Borrower or any commonly
controlled   entity   has   an   obligation   to   contribute   is   in
"reorganization" within the meaning of ERISA 4241 nor has notice been received by the Borrower or any commonly controlled entity that such a Multi-employer Plan will be placed in "reorganization".
               4.1.16    Title to Properties.
               The Borrower has good and marketable title to all of its properties, including, without limitation, the Collateral and the properties and assets reflected in the balance sheets described in
Section   4.1.11  (Financial  Condition).   The  Borrower  has   legal,
enforceable  and  uncontested rights to use freely  such  property  and assets.
               4.1.17    Patents, Trademarks, Etc.
               Each   of  the  Borrower  and  its  Subsidiaries   owns,
possesses, or has the right to use all necessary Patents, licenses, Trademarks, Copyrights, permits and franchises to own its properties and to conduct its business as now conducted, without known conflict with the rights of any other Person. Any and all obligations to pay royalties or other charges with respect to such properties and assets are properly reflected on the financial statements described in Section
4.1.11 (Financial Condition).
     4.1.18    Presence of Hazardous Materials or Hazardous Materials
                    Contamination.
               To   the  best  of  the  Borrower's  knowledge,  (a)  no
Hazardous Materials are located on any real property owned, controlled or operated by of the Borrower or for which the Borrower is, or is claimed to be, responsible, except for reasonable quantities of necessary supplies for use by the Borrower in the ordinary course of its current line of business and stored, used and disposed in accordance with applicable Laws; and (b) no property owned, controlled or operated by the Borrower or for which the Borrower has, or is claimed to have, responsibility has ever been used as a manufacturing, storage, or dump site for Hazardous Materials nor is affected by Hazardous Materials Contamination at any other property.
               4.1.19    Perfection and Priority of Collateral.
               The Lender has, or upon execution and recording of this Agreement and the Security Documents will have, and will continue to have as security for the Obligations, a valid and perfected Lien on and security interest in all Collateral, free of all other Liens, claims
and   rights  of  third  parties  whatsoever  except  Permitted  Liens, including, without limitation, those described on Schedule 4.1.19 attached hereto and made a part hereof.
               4.1.20    No Suspension or Debarment.
               Neither the Borrower nor any Affiliate nor any of their respective directors, officers or employees has received any notice of, or information concerning, any proposed, contemplated or initiated suspension or debarment, be it temporary or permanent, due to an administrative or a statutory basis, of the Borrower or any Affiliate by any Governmental Authority. The Borrower and each Affiliate further warrants and represents that neither the Borrower nor any Affiliate has defaulted under any Government Contract which default would be a basis of terminating such Government Contract.
               4.1.21 Places of Business and Location of Collateral. The information contained in the Collateral Disclosure
List   is  complete  and  correct.   The  Collateral  Disclosure   List
completely and accurately identifies the address of (a) the chief executive office of the Borrower, (b) any and each other place of business of the Borrower, (c) the location of all books and records pertaining to the Collateral, and (d) each location, other than the foregoing, where any of the Collateral is located. The proper and only places to file financing statements with respect to the Collateral within the meaning of the Uniform Commercial Code are the filing offices for those jurisdictions in which the Borrower maintains a place of business as identified on the Collateral Disclosure List.
               4.1.22    Business Names and Addresses.
               In the five (5) years preceding the date hereof, the Borrower has not changed its name, identity or corporate structure, has not conducted business under any name other than its current name, and has not conducted its business in any jurisdiction other than those disclosed on the Collateral Disclosure List.
               4.1.23    Equipment.
               All Equipment is personalty and is not and will not be affixed to real estate in such manner as to become a fixture or part of such real estate. No equipment is held by the Borrower on a sale on approval basis.
               4.1.24    Accounts.
               With respect to all Accounts and to the best of the Borrower's knowledge (a) they are genuine, and in all respects what they purport to be, and are not evidenced by a judgment, an Instrument, or Chattel Paper (unless such judgment has been assigned and such Instrument or Chattel Paper has been endorsed and delivered to the Lender); (b) they represent bona fide transactions completed in accordance with the terms and provisions contained in the invoices,
purchase  orders  and  other  contracts  relating  thereto,   and   the
underlying transaction therefor is in accordance with all applicable Laws; (c) the amounts shown on the Borrower's books and records, with respect thereto are actually and absolutely owing to the Borrower and are not contingent or subject to reduction for any reason other than regular discounts, credits or adjustments allowed by the Borrower in the ordinary course of its business; (d) no payments have been or shall be made thereon except payments turned over to the Lender by the Borrower; (e) all Account Debtors thereon have the capacity to contract; and (f) the services furnished giving rise thereto are not subject to any Liens except the security interest granted to the Lender by this Agreement and Permitted Liens.
               4.1.25    Compliance with Eligibility Standards.
               Each   Account  included  in  the  calculation  of   the
Borrowing Base does and will at all times meet and comply with all of the standards for Eligible Receivables. With respect to those Accounts which the Lender has deemed Eligible Receivables (a) there are no facts, events or occurrences which in any way impair the validity, collectibility or enforceability thereof or tend to reduce the amount payable thereunder; and (b) there are no proceedings or actions known to the Borrower which are threatened or pending against any Account Debtor which might result in any material adverse change in the Borrowing Base.
               4.1.26    Subordinated Debt.
               None  of  the Subordinated Debt Loan Documents has  been
amended,  supplemented,  restated  or  otherwise  modified  except   as
otherwise disclosed to the Lender in writing on or before the effective
date   of   any  such  amendment,  supplement,  restatement  or   other
modification.   In addition, there does not exist any  default  or  any
event which upon notice or lapse of time or both would constitute a default under the terms of any of the Subordinated Debt Loan Documents.
     Section 4.2 Survival; Updates of Representations and Warranties. All representations and warranties contained in or made under or in connection with this Agreement and the other Financing Documents shall survive the Closing Date, the making of any advance under the Loan and extension of credit made hereunder, and the incurring of any other Obligations and shall be deemed to have been made at the time of each request for, and again at the time the making of, each advance under the Loan or the issuance of each Letter of Credit, except that the representations and warranties which relate to financial statements which are referred to in Section 4.1.11 (Financial Condition), shall also be deemed to cover financial statements furnished from time to time to the Lender pursuant to Section 6.1.1 (Financial Statements).

                               ARTICLE V
                         CONDITIONS PRECEDENT
   SECTION 5.1  Conditions to the Initial Advance and Initial Letter of
Credit.
     The making of the initial advance under the Loan and the issuance of the initial Letter of Credit is subject to the fulfillment on or before the Closing Date of the following conditions precedent in a manner  satisfactory  in  form and substance  to  the  Lender  and  its counsel:
               5.1.1     Organizational Documents - Borrower.
               The Lender shall have received:
(a) a certificate of good standing for the Borrower certified by the Secretary of State, or other appropriate Governmental Authority, of the state of incorporation for the Borrower;
(b) a certificate of qualification to do business for the Borrower certified by the Secretary of State or other Governmental Authority of each state in which the Borrower conducts business;
(c) a certificate dated as of the Closing Date by the Secretary or an Assistant Secretary of the Borrower covering:
 (i) true and complete copies of the Borrower's corporate charter, bylaws, and all amendments thereto;
(ii) true and complete copies of the resolutions of its Board of Directors authorizing (A) the execution, delivery and performance of the Financing Documents to which the Borrower is a party, (B) the borrowings by the Borrower hereunder, (C) the granting of the Liens contemplated by this Agreement and the Financing Documents to which the Borrower is a party;
(iii) the incumbency, authority and signatures of the officers of the Borrower authorized to sign this Agreement and the other Financing Documents to which the Borrower is a party; and
(iv) the identity of the Borrower's current directors, common stock holders holding more than ten percent (10%) of the issued and outstanding stock, as well as their respective percentage ownership interests.
               5.1.2     Opinion of Borrower's Counsel.
               The Lender shall have received the favorable opinion of counsel for the Borrower addressed to the Lender.
               5.1.3     Consents, Licenses, Approvals, Etc.
               The Lender shall have received copies of all consents, licenses and approvals, required in connection with the execution, delivery, performance, validity and enforceability of the Financing Documents and such consents, licenses and approvals shall be in full force and effect.
               5.1.4     Notes.
               The  Lender  shall  have received the  Revolving  Credit
Note, conforming to the requirements hereof and executed by a Responsible Officer of the Borrower and attested by a duly authorized representative of the Borrower.
               5.1.5     Financing Documents and Collateral.
               The Borrower shall have executed and delivered the Financing Documents to be executed by it, delivered to the Lender assignments of Government Contracts and all other related documents and notices required to comply with Section 3.2 (Grant of Liens) and all opinions and other documents contemplated by ARTICLE III (The Collateral).
               5.1.6     Other Financing Documents.
               In addition to the Financing Documents to be delivered by the Borrower, the Lender shall have received the Financing Documents duly executed and delivered by Persons other than the Borrower.
               5.1.7     Other Documents, Etc.
               The Lender shall have received such other certificates, opinions, documents and instruments confirmatory of or otherwise relating to the transactions contemplated hereby as may have been reasonably requested by the Lender.
               5.1.8     Payment of Fees.
               The Lender shall have received payment of any Fees due on or before the Closing Date.
               5.1.9     Collateral Disclosure List.
               The Borrower shall have delivered the Collateral Disclosure List required under the provisions of (Collateral Disclosure List) duly executed by a Responsible Officer of the Borrower.
               5.1.10    Recordings and Filings.
               The Borrower shall have: (a) executed and delivered all Financing Documents (including, without limitation, UCC-1 and UCC-3 statements) required to be filed, registered or recorded in order to create, in favor of the Lender, a perfected Lien in the Collateral (subject only to the Permitted Liens) in form and in sufficient number for filing, registration, and recording in each office in each jurisdiction in which such filings, registrations and recordations are required, and (b) delivered such evidence as the Lender require that all necessary filing fees and all recording and other similar fees, and all Taxes and other expenses related to such filings, registrations and recordings will be or have been paid in full.
               5.1.11    Insurance Certificate.
               The Lender shall have received an insurance certificate in accordance with the provisions of Section 6.1.8 (Insurance).
               5.1.12    Landlord's Waivers.
               The Lender shall have received a landlord's waiver from each landlord of each and every business premise leased by the Borrower and on which any of the Collateral is or may hereafter be located, which landlords' waivers must be reasonably acceptable to the Lender and its counsel in their sole and absolute discretion.
               5.1.13    Field Examination.
               The Lender shall have completed a field examination and audit of the Borrower's business, operations and income, the results of which field examination and audit shall be in all respects acceptable to the Lender in its sole and absolute discretion and shall include reference discussions with key customers and vendors.
               5.1.14    Subordination Agreement.
               The Lender shall have received the fully executed Subordination Agreement in form and content acceptable to the Lender. The Lender shall have received and approved copies of the fully executed Subordinated Debt Loan Documents, all of which must be in form and content acceptable to the Lender.
               5.1.15    Pay-Out Agreement.
               The Lender shall have received the fully executed Pay-Out Agreement in form and content acceptable to the Lender.
     Section 5.2    Conditions to all Extensions of Credit.
     The making of all advances under the Loan and the issuance of all Letters of Credit is subject to the fulfillment of the following conditions precedent in a manner satisfactory in form and substance to the Lender and its counsel:
               5.2.1     Compliance.
               The Borrower shall have complied and shall then be in compliance with all terms, covenants, conditions and provisions of this Agreement and the other Financing Documents that are binding upon it.
               5.2.2     Borrowing Base.
               The Borrower shall have furnished all Borrowing Base Reports required by Section 2.1.4 (Borrowing Base Report), there shall exist no Borrowing Base Deficiency, and as evidence thereof, the Borrower shall have furnished to the Lender such reports, schedules, certificates, records and other papers as may be requested by the Lender.
               5.2.3     Default.
               There shall exist no Event of Default or Default hereunder.
               5.2.4     Representations and Warranties.
               The representations and warranties of the Borrower contained among the provisions of this Agreement shall be true and with the same effect as though such representations and warranties had been made at the time of the making of, and of the request for, each advance under the Loan or the issuance of each Letter of Credit, except that the representations and warranties which relate to financial statements which are referred to in Section 4.1.11 (Financial Condition), shall also be deemed to cover financial statements furnished from time to time to the Lender pursuant to Section 6.1.1 (Financial Statements).
               5.2.5     Adverse Change.
               No adverse change shall have occurred in the condition (financial or otherwise), operations or business of the Borrower that would, in the good faith judgment of the Lender, materially impair the ability of the Borrower to pay or perform any of the Obligations.
               5.2.6     Legal Matters.
               All legal documents incident to each advance under the Loan and each of the Letters of Credit shall be reasonably satisfactory to counsel for the Lender.

                              ARTICLE VI
                       COVENANTS OF THE BORROWER
     SECTION 6.1    Affirmative Covenants.
     So long as any of the Obligations or the Commitment shall be outstanding hereunder, the Borrower agrees with the Lender as follows:
               6.1.1     Financial Statements.
               The Borrower shall furnish to the Lender:
(a) Annual Statements and Certificates. The Borrower shall furnish to the Lender as soon as available, but in no event more than on hundred and twenty (120) days after the close of each fiscal year of the Borrower, (i) a copy of the annual audited financial statement in reasonable detail satisfactory to the Lender relating to the Borrower and its Subsidiaries, prepared in accordance with GAAP and examined and certified by independent certified public accountants satisfactory to the Lender, which financial statement shall include a consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and consolidated and consolidating statements of income, cash flows and changes in shareholders equity of the Borrower and its Subsidiaries for such fiscal year, (ii) a Compliance Certificate, in substantially the form attached to this Agreement as EXHIBIT C, as may be amended by the Lender from time to time, containing a detailed computation of each financial covenant which is applicable for the period reported, a certification that no material change has occurred to the information contained in the Collateral Disclosure List (except as set forth in a schedule attached to the certification), and a cash flow projection report, each prepared by a Responsible Officer of the Borrower in a format acceptable to the Lender, and (iii) a management letter in the form prepared by the Borrower's independent certified public accountants.
(b) Annual Opinion of Accountant. The Borrower shall furnish to the Lender as soon as available, but in no event more than one hundred and twenty (120) days after the close of the Borrower's fiscal years, a letter or opinion of the accountant who examined and certified the annual financial statement relating to the Borrower and its
Subsidiaries (i) stating whether anything in such accountant's examination has revealed the occurrence of a Default or an Event of Default hereunder, and, if so, stating the facts with respect thereto and (ii) acknowledging that the Lender will rely on the statement and that the Borrower knows of the intended reliance by the Lender.
(c) Quarterly Statements and Certificates. The Borrower shall furnish to the Lender as soon as available, but in no event more than forty five (45) days after the close of the Borrower's fiscal quarters, consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the close of such period, consolidated and consolidating income, cash flows and changes in shareholders equity statements for such period and a Compliance Certificate, in substantially the form attached to this Agreement as EXHIBIT C, containing a detailed computation of each financial covenant which is applicable for the period reported, a certification that no change has occurred to the information contained in the Collateral Disclosure List (except as set forth on any schedule attached to the certification), each prepared by a Responsible Officer of the Borrower in a format acceptable to the Lender, all as prepared and certified by a
Responsible Officer of the Borrower and accompanied by a certificate of that officer stating whether any event has occurred which constitutes a Default or an Event of Default hereunder, and, if so, stating the facts with respect thereto.
(d) Monthly reports. The Borrower shall furnish to the Lender within twenty (20) days after the end of each fiscal month, a Borrowing Base Report and a report containing the following information:
 (i) a detailed aging schedule of all Receivables by Account Debtor, in such detail, and accompanied by such supporting information, as the
          Lender may from time to time reasonably request; and
(ii) such other information as the Lender may reasonably request.
 (e) Annual Budget and Projections. The Borrower shall furnish to the Lender as soon as available, but in no event later than one hundred and twenty (120) days after the end of the preceding fiscal year, a
consolidated   and  consolidating  budget  and  pro   forma   financial
statements for the current fiscal year.
(f) Contract Backlog Report. The Borrower shall furnish to the Lender as soon as available, but in no event later than (45) days after each quarter end, a contract backlog of the Borrower, certified by an authorized representative of the Borrower and assignments of Government Contracts and all other related documents and notices not previously delivered to the Lender and required to comply with Section 3.2 (Grant of Liens).
(g) Additional Reports and Information. The Borrower shall furnish to the Lender promptly, such additional information, reports or statements as the Lender may from time to time reasonably request.
               6.1.2     Reports to SEC and to Stockholders.
               The  Borrower will furnish to the Lender, promptly  upon
the filing or making thereof, at least one (1) copy of all financial statements, reports, notices and proxy statements sent by the Borrower to its stockholders, and of all regular and other reports filed by the Borrower with any securities exchange or with the Securities and Exchange Commission.
      6.1.3     Recordkeeping, Rights of Inspection, Audit, Etc.
   (a) The Borrower shall, and shall cause each of its Subsidiaries to, maintain (i) a standard system of accounting in accordance with GAAP, and (ii) proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its properties, business and activities.
(b) The Borrower shall, and shall cause each of its Subsidiaries to, permit authorized representatives of the Lender to visit and inspect the properties of the Borrower and its Subsidiaries, to review, audit, check and inspect the Collateral at any time with or without notice, to review, audit, check and inspect the Borrower's other books of record at any time with or without notice and to make abstracts and photocopies thereof, and to discuss the affairs, finances and accounts of the Borrower and/or any Subsidiaries, with the officers, directors, employees and other representatives of the Borrower and/or any Subsidiaries and their respective accountants, all at such times during normal business hours and other reasonable times and as often as the Lender may reasonably request. The Lender shall conduct field exams as described in this section not less frequently than semi-annually at any time that the ratio of the outstanding principal balance of the Obligations divided by the Borrowing Base is more than sixty percent (60%).
(c)  Any and all reasonable costs and expenses incurred by, or on behalf of, the Lender in connection with the conduct of any of the foregoing, including, without limitation, travel, lodging, meals, and other expenses, shall be part of the Enforcement Costs and shall be payable to the Lender upon demand. The Borrower acknowledges and agrees that such expenses may include, but shall not be limited to, any and all reasonable out-of-pocket costs and expenses of the Lender's employees and agents in, and when, travelling to the Borrower's facilities.
               6.1.4     Corporate Existence.
               The  Borrower  shall maintain, and  cause  each  of  its
Subsidiaries to maintain, its corporate existence in good standing in the jurisdiction in which it is incorporated and in each other jurisdiction where it is required to register or qualify to do business if the failure to do so in such other jurisdiction might have a material adverse effect on the ability of the Borrower to perform the Obligations, the conduct of the Borrower's operations, the Borrower's financial condition, or the value of, or the ability of the Lender to realize upon, the Collateral.
               6.1.5     Compliance with Laws.
               The  Borrower  shall  comply,  and  cause  each  of  its
Subsidiaries to comply, with all applicable Laws and observe the valid requirements of Governmental Authorities, the noncompliance with or the nonobservance of which might have a material adverse effect on the ability of the Borrower to perform the Obligations, the conduct of the Borrower's operations, the Borrower's financial condition, or the value of, or the ability of the Lender to realize upon, the Collateral.
               6.1.6     Preservation of Properties.
               The   Borrower  will,  and  will  cause  each   of   its
Subsidiaries to, at all times (a) maintain, preserve, protect and keep its properties, whether owned or leased, in good operating condition, working order and repair (ordinary wear and tear excepted), and from time to time will make all proper repairs, maintenance, replacements, additions and improvements thereto needed to maintain such properties in good operating condition, working order and repair, and (b) do or cause to be done all things necessary to preserve and to keep in full force and effect its material franchises, leases of real and personal property, trade names, Patents, Trademarks, Copyrights and permits which are necessary for the orderly continuance of its business.
               6.1.7     Line of Business.
               The  Borrower will continue to engage substantially only
in the business of Technology Services.
               6.1.8     Insurance.
               The   Borrower  will,  and  will  cause  each   of   its
Subsidiaries to, at all times maintain with A-or better rated insurance companies such insurance as is required by applicable Laws and such other insurance, all in such amounts not less than the Lender shall reasonably determine from time to time, of such types and against such risks, hazards, liabilities, casualties and contingencies as are usually insured against in the same geographic areas by business entities engaged in the same or similar business. Without limiting the generality of the foregoing, the Borrower will, and will cause each of its Subsidiaries to, keep adequately insured all of its property against loss or damage resulting from fire or other risks insured against by extended coverage and maintain public liability insurance against claims for personal injury, death or property damage occurring upon, in or about any properties occupied or controlled by it, or
arising  in  any manner out of the businesses carried on  by  it.   The
Borrower shall deliver to the Lender on the Closing Date (and thereafter on each date there is a material change in the insurance coverage) a certificate of a Responsible Officer of the Borrower containing a detailed list of the insurance then in effect and stating the names of the insurance companies, the types, the amounts and rates of the insurance, dates of the expiration thereof and the properties and risks covered thereby. Within thirty (30) days after notice in writing from the Lender, the Borrower will obtain such additional insurance as the Lender may reasonably request.
               6.1.9     Taxes.
               Except to the extent that the validity or amount thereof
is being contested in good faith and by appropriate proceedings, the Borrower will, and will cause each of its Subsidiaries to, pay and discharge all Taxes prior to the date when any interest or penalty would accrue for the nonpayment thereof. The Borrower shall furnish to the Lender at such times as the Lender may require proof satisfactory to the Lender of the making of payments or deposits required by applicable Laws including, without limitation, payments or deposits with respect to amounts withheld by the Borrower from wages and salaries of employees and amounts contributed by the Borrower on account of federal and other income or wage taxes and amounts due under the Federal Insurance Contributions Act, as amended.
               6.1.10    ERISA.
               The   Borrower  will,  and  will  cause  each   of   its
Subsidiaries and Affiliates to, comply with the funding requirements of ERISA with respect to employee pension benefit plans for its respective
employees.   The Borrower will not permit with respect to any  employee benefit plan or plans covered by Title IV of ERISA (a) any prohibited transaction or transactions under ERISA or the Internal Revenue Code, which results, or may result, in any material liability of the Borrower and/or any Subsidiary and/or Affiliate, or (b) any Reportable Event if, upon termination of the plan or plans with respect to which one or more such Reportable Events shall have occurred, there is or would be any material liability of the Borrower and/or any Subsidiary and/or Affiliate to the PBGC. Upon the Lender's request, the Borrower will deliver to the Lender a copy of the most recent actuarial report, financial statements and annual report completed with respect to any "defined benefit plan", as defined in ERISA.
   6.1.11    Notification of Events of Default and Adverse Developments.
               The  Borrower  shall  promptly notify  the  Lender  upon
obtaining knowledge of the occurrence of:
                    (a)  any Event of Default;
(b)  any Default;
(c)  any litigation instituted or threatened against the Borrower or its Subsidiaries and of the entry of any judgment or Lien (other than any Permitted Liens) against any of the assets or properties of the Borrower or any Subsidiary where the claims against the Borrower or any of its Subsidiaries exceed One Hundred Thousand Dollars ($100,000) and are not covered by insurance;
(d) any event, development or circumstance whereby the financial statements furnished hereunder fail in any material respect to present fairly, in accordance with GAAP, the financial condition and operational results of the Borrower or any of its Subsidiaries;
(e)  any judicial, administrative or arbitral proceeding pending against the Borrower or any of its Subsidiaries and any judicial or administrative proceeding known by the Borrower to be threatened against it or any of its Subsidiaries which, if adversely decided, could materially adversely affect its financial condition or operations (present or prospective);
(f) the receipt by the Borrower or any of its Subsidiaries of any notice, claim or demand from any Governmental Authority which alleges that the Borrower or any Subsidiary is in violation of any of the terms of, or has failed to comply with any applicable Laws regulating its operation and business, including, but not limited to, the Occupational Safety and Health Act and the Environmental Protection Act; and
(g) any other development in the business or affairs of the Borrower and any of its Subsidiaries which may be materially adverse;
in each case describing in detail satisfactory to the Lender the nature thereof and the action the Borrower proposes to take with respect thereto.
               6.1.12    Government Contracts.
               The  Borrower  shall  on a quarterly  basis  notify  the
Lender of the execution of any Government Contract and shall in accordance with Section 3.2 execute any instruments and take any steps in order that all moneys due and to become due under such Government Contracts shall be assigned to the Lender and notice thereof given to the Government under the Federal Assignment of Claims Act of 1940 (31 U.S.C. 3727 and 41 U.S.C. 15) or any other similar applicable law.
               6.1.13    Hazardous Materials; Contamination.
               The Borrower agrees to:
        (a) give notice to the Lender immediately upon the Borrower's acquiring knowledge of the presence of any Hazardous Materials and of
any  Hazardous  Materials  Contamination  on  any  property  owned   or
controlled by the Borrower or for which the Borrower is, or is claimed to be, responsible (provided that such notice shall not be required for Hazardous Materials placed or stored on such property in accordance with applicable Laws in the ordinary course (including, without
limitation,  quantity)   of the Borrower's line of  business  expressly
described   in   this   Agreement)  or  of  any   Hazardous   Materials
Contamination, with a full description thereof;
(b) promptly comply with any Laws requiring the removal, treatment or disposal of Hazardous Materials or Hazardous Materials Contamination
and provide the Lender with satisfactory evidence of such compliance;
(c) provide the Lender, within thirty (30) days after a demand by the Lender, with a bond, letter of credit or similar financial assurance evidencing to the Lender's satisfaction that the necessary funds are available to pay the cost of removing, treating, and disposing of such Hazardous Materials or Hazardous Materials Contamination and
discharging any Lien which may be established as a result thereof on any property owned or controlled by the Borrower or for which the Borrower is, or is claimed to be, responsible; and
(d)  as part of the Obligations, defend, indemnify and hold harmless the Lender and its agents, employees, trustees, successors and assigns from any and all claims which may now or in the future (whether before or after the termination of this Agreement) be asserted as a result of the presence of any Hazardous Materials or of any Hazardous Materials Contamination on any property owned or controlled by the Borrower or for which the Borrower is, or is claimed to be, responsible. The Borrower acknowledges and agrees that this indemnification shall survive the termination of this Agreement and the Commitment and the payment and performance of all of the other Obligations.
               6.1.14    Financial Covenants.
 (a) Funded Debt to EBITDA. Commencing March 31, 2001, the Borrowers shall maintain, tested as of the last day of each of the Borrower's fiscal quarters for the four (4) quarter period ending on that date, a ratio of Funded Debt to EBITDA equal to not more than 3.75 to 1.0 through and including March 31, 2002 and equal to not more than 3.25 to
1.0 commencing June 30, 2002 and each quarter end thereafter.
(b)  Fixed Charge Coverage Ratio.  The Borrower will maintain, tested as of the last day of each of the Borrower's fiscal quarters for the four (4) quarter period ending on that date, a Fixed Charge Coverage Ratio of not less than 1.25 to 1.0.
               6.1.15    Collection of Receivables.
               Until  such  time  that  the  Lender  shall  notify  the
Borrower of the revocation of such privilege, the Borrower and each of the Subsidiaries shall at its own expense have the privilege for the account of, and in trust for, the Lender of collecting its Receivables and receiving in respect thereto all Items of Payment and shall otherwise completely service all of the Receivables including (a) the
billing,   posting  and  maintaining  of  complete  records  applicable thereto, (b) the taking of such action with respect to the Receivables as the Lender may request or in the absence of such request, as the Borrower and each of the Subsidiaries may deem advisable; and (c) the granting, in the ordinary course of business, to any Account Debtor, any rebate, refund or adjustment to which the Account Debtor may be lawfully entitled, and may accept, in connection therewith, the return of goods, the sale or lease of which shall have given rise to a Receivable and may take such other actions relating to the settling of
any  Account  Debtor's  claim as may be commercially  reasonable.   The
Lender  may, at its option, at any time or from time to time after  and during the continuance of an Event of Default hereunder, revoke the collection privilege given in this Agreement to the Borrower and any one or more of the Subsidiaries by either giving notice of its assignment of, and lien on the Collateral to the Account Debtors or giving notice of such revocation to the Borrower. The Lender shall not have any duty to, and the Borrower hereby releases the Lender from all claims of loss or damage caused by the delay or failure to collect or enforce any of the Receivables or to preserve any rights against any other party with an interest in the Collateral. The Lender shall be entitled at any time and from time to time to confirm and verify Receivables.
               6.1.16    Assignments of Receivables.
               The  Borrower will promptly, upon request,  execute  and
deliver to the Lender written assignments, in form and content acceptable to the Lender, of specific Receivables or groups of Receivables; provided, however, the Lien and/or security interest granted to the Lender under this Agreement shall not be limited in any way to or by the inclusion or exclusion of Receivables within such
assignments.   Receivables  so assigned shall  secure  payment  of  the
Obligations and are not sold to the Lender whether or not any assignment thereof, which is separate from this Agreement, is in form
absolute.   The  Borrower agrees that neither  any  assignment  to  the
Lender nor any other provision contained in this Agreement or any of the other Financing Documents shall impose on the Lender any obligation or liability of the Borrower with respect to that which is assigned and the Borrower hereby agrees to indemnify the Lender and hold the Lender harmless from any and all claims, actions, suits, losses, damages, costs, expenses, fees, obligations and liabilities which may be incurred by or imposed upon the Lender by virtue of the assignment of and Lien on the Borrower's rights, title and interest in, to, and under the Collateral.
               6.1.17    Maintenance of the Collateral.
               The  Borrower  will  maintain  the  Collateral  in  good
working order, saving and excepting ordinary wear and tear, and will not permit anything to be done to the Collateral which may materially impair the value thereof. The Lender, or an agent designated by the Lender, shall be permitted to enter the premises of the Borrower and the Subsidiaries and examine, audit and inspect the Collateral at any
reasonable  time  and  from time to time without  notice.   The  Lender
agrees to act in a commercially reasonable manner when inspecting the premises of the Borrower and the Subsidiaries and when examining, auditing and/or inspecting the Collateral. The Lender shall not have any duty to, and the Borrower hereby releases the Lender from all claims of loss or damage caused by the delay or failure to collect or enforce any of the Receivables or to, preserve any rights against any other party with an interest in the Collateral.
               6.1.18    Equipment.
               The  Borrower  shall  (a)  maintain  all  Equipment   as
personalty, (b) not affix any Equipment to any real estate in such manner as to become a fixture or part of such real estate, and (c)
shall  hold  no  Equipment on a sale on approval basis.   The  Borrower
hereby   declares  its  intent  that,  notwithstanding  the  means   of
attachment, no goods of the Borrower hereafter attached to any realty shall be deemed a fixture, which declaration shall be irrevocable, without the Lender's consent, until all of the Obligations have been paid in full and all of the Commitments have been terminated.
               6.1.19    Defense of Title and Further Assurances.
               At its expense the Borrower will defend the title to the
Collateral (and any part thereof), and will immediately execute, acknowledge and deliver any financing statement, renewal, affidavit,
deed,   assignment,   continuation   statement,   security   agreement,
certificate or other document which the Lender may require in order to perfect, preserve, maintain, continue, protect and/or extend the Lien granted to the Lender under this Agreement or under any of the other Financing Documents and the first priority of that Lien subject only to the Permitted Liens. The Borrower will from time to time do whatever the Lender may require by way of obtaining, executing, delivering, and/or filing financing statements, landlords', mortgagees' or bailees' waivers, notices of assignment and other notices and amendments and renewals thereof and the Borrower will take any and all steps and observe such formalities as the Lender may require, in order to create and maintain a valid Lien upon, pledge of, or paramount security
interest  in,  the  Collateral, subject to the  Permitted  Liens.   The
Borrower shall pay to the Lender on demand all taxes, reasonable costs and expenses incurred by the Lender in connection with the preparation, execution, recording and filing of any such document or instrument. To the extent that the proceeds of any of the Accounts or Receivables of the Borrower are expected to become subject to the control of, or in the possession of, a party other than the Borrower or the Lender, the Borrower shall cause all such parties to execute and deliver on the
Closing   Date  security  documents,  financing  statements  or   other
documents as requested by the Lender and as may be necessary to evidence and/or perfect the security interest of the Lender in those proceeds. The Borrower agrees that a copy of a fully executed security agreement and/or financing statement shall be sufficient to satisfy for all purposes the requirements of a financing statement as set forth in
Article  9  of  the applicable Uniform Commercial Code.   The  Borrower
hereby irrevocably appoints the Lender as the Borrower's attorney-in-fact, with power of substitution, in the name of the Lender or in the name of the Borrower or otherwise, for the use and benefit of the Lender, but at the cost and expense of the Borrower and without notice to the Borrower, if the Borrower fails to do so, to execute and deliver any and all of the instruments and other documents and take any action which the Lender may require pursuant the foregoing provisions of this Section.
               6.1.20    Business Names; Locations.
               The   Borrower  will  notify  and  cause  each  of   the
Subsidiaries to notify the Lender not less than thirty (30) days prior to (a) any change in the name under which the Borrower or the applicable  Subsidiary conducts its business, (b)  any  change  of  the location of the chief executive office of the Borrower or the applicable Subsidiary, and (c) the opening of any new place of business or the closing of any existing place of business, and any change in the location of the places where the Collateral, or any part thereof, or the books and records, or any part thereof, are kept.
  6.1.21    Subsequent Opinion of Counsel as to Recording Requirements.
               In  the event that the Borrower or any Subsidiary  shall
transfer its principal place of business or the office where it keeps its records pertaining to the Collateral, upon the Lender's request, the Borrower will provide to the Lender a subsequent opinion of counsel as to the filing, recording and other requirements with which the Borrower and the Subsidiaries have complied to maintain the Lien and security interest in favor of the Lender in the Collateral.
               6.1.22    Use of Premises and Equipment.
               The Borrower agrees that until the Obligations are fully
paid and this Agreement has been terminated, the Lender (a) after and during the continuance of a Default or an Event of Default, may use any of the Borrower's owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and
(b) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of the Borrower's owned or leased property.
               6.1.23    Protection of Collateral.
               The  Borrower  agrees that the Lender may  at  any  time
during the continuance an Event of Default take such steps as the Lender deems reasonably necessary to protect the Lender's interest in, and to preserve the Collateral, including, the hiring of such security guards or the placing of other security protection measures as the
Lender deems appropriate, may employ and maintain at any of the Borrower's premises a custodian who shall have full authority to do all acts necessary to protect the Lender's interests in the Collateral and may lease warehouse facilities to which the Lender may move all or any
part  of  the  Collateral to the extent commercially  reasonable.   The
Borrower agrees to cooperate fully with the Lender's efforts to preserve the Collateral and will take such actions to preserve the Collateral as the Lender may reasonably direct. All of the Lender's
expenses   of  preserving  the  Collateral,  including  any  reasonable expenses relating to the compensation and bonding of a custodian, shall be part of the Enforcement Costs.
     Section 6.2    Negative Covenants.
     So long as any of the Obligations or the Commitment shall be outstanding hereunder, the Borrower agrees with the Lender as follows:
    6.2.1     Capital Structure, Merger, Acquisition or Sale of Assets.
               The  Borrower  will  not  alter  or  amend  its  capital
structure, authorize any additional class of equity, issue any stock or equity of any class, enter into any merger or consolidation or amalgamation, windup or dissolve itself (or suffer any liquidation or dissolution) or acquire all or substantially all the assets of any Person, or sell, lease or otherwise dispose of any of its assets (except Inventory disposed of in the ordinary course of business prior to an Event of Default). Any consent of the Lender to the disposition of any assets may be conditioned on a specified use of the proceeds of disposition.
               6.2.2     Subsidiaries.
               The Borrower will not create or acquire any Subsidiaries
unless   such  Subsidiaries  execute  an  Additional  Borrower  Joinder
Supplement in the form attached hereto as EXHIBIT A.
 6.2.3     Purchase or Redemption of Securities, Dividend Restrictions.
               The  Borrower  will  not purchase, redeem  or  otherwise
acquire any shares of its capital stock or warrants now or hereafter outstanding, declare or pay any dividends thereon (other than stock dividends), apply any of its property or assets to the purchase, redemption or other retirement of, set apart any sum for the payment of any dividends on, or for the purchase, redemption, or other retirement of, make any distribution by reduction of capital or otherwise in respect of, any shares of any class of capital stock of the Borrower, or any warrants, permit any Subsidiary to purchase or acquire any shares of any class of capital stock of, or warrants issued by, the Borrower, make any distribution to stockholders or set aside any funds
for   any  such  purpose,  and  not  prepay,  purchase  or  redeem  any
Indebtedness for Borrowed Money other than the Obligations.
               6.2.4     Indebtedness.
               The   Borrower  will  not,  and  will  not  permit   any
Subsidiary   to,  create,  incur,  assume  or  suffer  to   exist   any
Indebtedness  for Borrowed Money, or permit any Subsidiary  so  to  do, except:
                    (a)  the Obligations;
(b)  current accounts payable arising in the ordinary course;
(c)  Indebtedness secured by Permitted Liens;
(d)  Subordinated Indebtedness; and
(e) Indebtedness of the Borrower existing on the date hereof and reflected on the financial statements furnished pursuant to Section
4.1.11 (Financial Condition), and any refinancing thereof, limited to the amount then outstanding.
               6.2.5     Investments, Loans and Other Transactions.
               Except  as  otherwise  provided in this  Agreement,  the
Borrower will not, and will not permit any of its Subsidiaries to, (a) make, assume, acquire or continue to hold any investment in any real property (unless used in connection with its business and treated as a Fixed or Capital Asset of the Borrower or the Subsidiary) or any Person, whether by stock purchase, capital contribution, acquisition of
indebtedness   of   such  Person  or  otherwise   (including,   without
limitation, investments in any joint venture or partnership) unless, in the case of Subsidiaries of the Borrower, such Subsidiary executes an Additional Borrower Joinder Supplement, (b) guaranty or otherwise become contingently liable for the indebtedness or obligations of any Person, or (c) make any loans or advances, or otherwise extend credit to any Person, except:
   (a) any advance to an officer or employee of the Borrower or of any Subsidiary for travel or other business expenses in the ordinary course of business;
(b)  the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;
(c)  any investment in Cash Equivalents, which are pledged to the
Lender as collateral and security for the Obligations; and
(d)  trade credit extended to customers in the ordinary course of business.
               6.2.6     Stock of Subsidiaries.
               The  Borrower will not sell or otherwise dispose of  any
shares of capital stock of any Subsidiary (except in connection with a merger or consolidation of a Wholly Owned Subsidiary into the Borrower or another Wholly Owned Subsidiary or with the dissolution of any Subsidiary) or permit any Subsidiary to issue any additional shares of its capital stock except pro rata to its stockholders.
               6.2.7     Subordinated Indebtedness.
               The   Borrower  will  not,  and  will  not  permit   any
Subsidiary to make:
            (a)  any payment of principal of, or interest on, any of the
     Subordinated Indebtedness, including, without limitation, the Subordinated Debt, if a Default or an Event of Default then exists hereunder or would result from such payment;
(b) any payment of the principal or interest due on the Subordinated Indebtedness as a result of acceleration thereunder or a mandatory prepayment thereunder;
(c) any amendment or modification of or supplement to the documents evidencing or securing the Subordinated Indebtedness, except for extensions of the maturity date thereof; or
(d) payment of interest on the Subordinated Indebtedness other than when due (without giving effect to any acceleration of maturity or mandatory prepayment).
               6.2.8     Liens; Confessed Judgment.
               The  Borrower agrees that it (a) will not create, incur,
assume or suffer to exist any Lien upon any of its properties or assets, whether now owned or hereafter acquired, or permit any Subsidiary so to do, except for Liens securing the Obligations and Permitted Liens, (b) will not agree to, assume or suffer to exist any provision in any instrument or other document for confession of judgment, cognovit or other similar right or remedy, (c) will not allow or suffer to exist any Permitted Liens to be superior to Liens securing the Obligations, (d) will not enter into any contracts for the consignment of goods to the Borrower, (e) will not execute or suffer the filing of any financing statements or the posting of any signs giving notice of consignments to the Borrower, (f) will not, as a material part of its business, engage in the sale of goods belonging to others, and (g) will not allow or suffer to exist the failure of any Lien described in the Security Documents to attach to, and/or remain at all times perfected on, any of the property described in the Security Documents.
               6.2.9     Transactions with Affiliates.
               The Borrower and its Subsidiaries will not enter into or
participate in any transaction with any Affiliate or, except in the ordinary course of business, with the officers, directors, employees and other representatives of the Borrower and/or any Subsidiary.
               6.2.10    Other Businesses.
               The  Borrower  and  its  Subsidiaries  will  not  engage
directly or indirectly in any business other than its current line of business described elsewhere in this Agreement.
               6.2.11    ERISA Compliance.
               Neither the Borrower nor any Commonly Controlled  Entity
shall:   (a)  engage  in  or  permit any "prohibited  transaction"  (as defined  in  ERISA); (b) cause any "accumulated funding deficiency"  as defined in ERISA and/or the Internal Revenue Code; (c) terminate any pension plan in a manner which could result in the imposition of a lien on the property of the Borrower pursuant to ERISA; (d) terminate or consent to the termination of any Multi-employer Plan; or (e) incur a complete or partial withdrawal with respect to any Multi-employer Plan.
               6.2.12    Prohibition on Hazardous Materials.
               The  Borrower shall not place, manufacture or  store  or
permit to be placed, manufactured or stored any Hazardous Materials on any property owned, operated or controlled by the Borrower or for which the Borrower is responsible other than Hazardous Materials placed or stored on such property in accordance with applicable Laws in the ordinary course.
               6.2.13    Method of Accounting; Fiscal Year.
(a) The Borrower shall not change the method of accounting employed in the preparation of any financial statements furnished to the Lender under the provisions of Section 6.1.1 (Financial Statements), unless required to conform to GAAP and on the condition that the Borrower's accountants shall furnish such information as the Lender may request to reconcile the changes with the Borrower's prior financial statements.
(b)  The Borrower will not change its fiscal year from a year ending on
March 31.
               6.2.14    Transfer of Collateral.
               The Borrower and the Subsidiaries will not transfer,  or
permit the transfer, to another location of any of the Collateral or the books and records related to any of the Collateral.
               6.2.15    Sale and Leaseback.
               Neither  the Borrower nor the Subsidiaries will directly
or indirectly enter into any arrangement to sell or transfer all or any substantial part of its fixed assets and thereupon or within one year thereafter rent or lease the assets so sold or transferred.
               6.2.16    Disposition of Collateral.
               The  Borrower will not sell, discount, allow credits  or
allowances, transfer, assign, extend the time for payment on, convey, lease, assign, transfer or otherwise dispose of the Collateral, except,
prior   to  an  Event  of  Default,  dispositions  expressly  permitted elsewhere in this Agreement, and the sale of unnecessary or obsolete Equipment, but only if the proceeds of the sale of such Equipment are
(a) used to purchase similar Equipment to replace the unnecessary or obsolete Equipment or (b) immediately turned over to the Lender for application to the Obligations.

                              ARTICLE VII
                    DEFAULT AND RIGHTS AND REMEDIES
     SECTION 7.1    Events of Default.
     The  occurrence of any one or more of the following  events  shall
constitute  an  "Event  of  Default"  under  the  provisions  of   this
Agreement:
               7.1.1     Failure to Pay.
               The   failure  of  the  Borrower  to  pay  any  of   the
Obligations as and when due and payable in accordance with the provisions of this Agreement, the Notes and/or any of the other Financing Documents.
               7.1.2     Breach of Representations and Warranties.
               Any representation or warranty made in this Agreement or in any report, statement, schedule, certificate, opinion (including any opinion of counsel for the Borrower), financial statement or other document furnished in connection with this Agreement, any of the other Financing Documents, or the Obligations, shall prove to have been false or misleading when made (or, if applicable, when reaffirmed) in any material respect.
               7.1.3     Failure to Comply with Covenants.
               The failure of the Borrower to perform, observe or comply with any covenant, condition or agreement contained in this Agreement.
       7.1.4 Default Under Other Financing Documents or Obligations. A default shall occur under any of the other Financing
Documents or under any other Obligations, and such default is not cured within any applicable grace period provided therein.
               7.1.5     Receiver; Bankruptcy.
               The Borrower or any Subsidiary shall (a) apply for or consent to the appointment of a receiver, trustee or liquidator of itself or any of its property, (b) admit in writing its inability to pay its debts as they mature, (c) make a general assignment for the benefit of creditors, (d) be adjudicated a bankrupt or insolvent, (e) file a voluntary petition in bankruptcy or a petition or an answer
seeking  or  consenting  to  reorganization  or  an  arrangement   with
creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or take corporate action for the purposes of effecting any of the foregoing, or
(f) by any act indicate its consent to, approval of or acquiescence in any such proceeding or the appointment of any receiver of or trustee for any of its property, or suffer any such receivership, trusteeship or proceeding to continue undischarged for a period of sixty (60) days, or (g) by any act indicate its consent to, approval of or acquiescence in any order, judgment or decree by any court of competent jurisdiction or any Governmental Authority enjoining or otherwise prohibiting the operation of a material portion of the Borrower's or any Subsidiary's business or the use or disposition of a material portion of the Borrower's or any Subsidiary's assets.
               7.1.6     Involuntary Bankruptcy, etc.
               a) An order for relief shall be entered in any involuntary case brought against the Borrower or any Subsidiary under the Bankruptcy Code, or (b) any such case shall be commenced against the Borrower or any Subsidiary and shall not be dismissed within sixty
(60) days after the filing of the petition, or (c) an order, judgment or decree under any other Law is entered by any court of competent jurisdiction or by any other Governmental Authority on the application of a Governmental Authority or of a Person other than the Borrower or any Subsidiary (i) adjudicating the Borrower, or any Subsidiary bankrupt or insolvent, or (ii) appointing a receiver, trustee or liquidator of the Borrower or of any Subsidiary, or of a material portion of the Borrower's or any Subsidiary's assets, or (iii) enjoining, prohibiting or otherwise limiting the operation of a material portion of the Borrower's or any Subsidiary's business or the use or disposition of a material portion of the Borrower's or any Subsidiary's assets, and such order, judgment or decree continues unstayed and in effect for a period of thirty (30) days from the date entered.
               7.1.7     Judgment.
               Unless adequately insured in the opinion of the Lender, the entry of a final judgment for the payment of money involving more than $100,000 against the Borrower or any Subsidiary, and the failure by the Borrower or such Subsidiary to discharge the same, or cause it to be discharged, within thirty (30) days from the date of the order, decree or process under which or pursuant to which such judgment was entered, or to secure a stay of execution pending appeal of such judgment.
               7.1.8     Execution; Attachment.
               Any execution or attachment shall be levied against the Collateral, or any part thereof, and such execution or attachment shall not be set aside, discharged or stayed within thirty (30) days after the same shall have been levied.
               7.1.9     Default Under Other Borrowings.
               Default shall be made with respect to any Indebtedness for Borrowed Money (other than the Loan) if the effect of such default is to accelerate the maturity of such Indebtedness for Borrowed Money or to permit the holder or obligee thereof or other party thereto to cause any such Indebtedness for Borrowed Money to become due prior to its stated maturity.
               7.1.10    Challenge to Agreements.
               The Borrower shall challenge the validity and binding effect of any provision of any of the Financing Documents or shall state its intention to make such a challenge of any of the Financing Documents or any of the Financing Documents shall for any reason (except to the extent permitted by its express terms) cease to be effective or to create a valid and perfected first priority Lien (except for Permitted Liens) on, or security interest in, any of the Collateral purported to be covered thereby.
               7.1.11    Material Adverse Change.
               The Lender in its sole discretion determines in good faith that a material adverse change has occurred in the financial condition of the Borrower.
               7.1.12    Impairment of Position.
               The Lender in its sole discretion determines in good faith that an event has occurred which impairs the prospect of payment of the Obligations and/or the value of the Collateral.
               7.1.13    Collateral Inadequacy.
               The determination in good faith by the Lender that the security for the Obligations is inadequate.
               7.1.14    Change in Ownership.
               Any change shall occur in the ownership of the Borrower that results in Research Industries, Inc., the majority shareholder in the Borrower as of the date hereof, owning less than thirty percent (30%) of the issued and outstanding stock of the Borrower.
   7.1.15    Liquidation, Termination, Dissolution, Change in Management,
                    etc.
               The Borrower shall liquidate, dissolve or terminate its existence or shall suspend or terminate a substantial portion of its business operations or any change occurs in the management or control of the Borrower without the prior written consent of the Lender.
               7.1.16    Contract Default, Debarment or Suspension.
               A Government Contract is terminated for default by any Governmental Authority for any reason whatsoever and the Lender determines in good faith that such termination is materially adverse, or if the Borrower is debarred or suspended, whether temporarily or permanently, by any Governmental Authority.
     Section 7.2    Remedies.
     Upon the occurrence of any Event of Default, the Lender may at any time thereafter exercise any one or more of the following rights, powers or remedies:
               7.2.1     Acceleration.
               The Lender may declare the Obligations to be immediately due and payable, notwithstanding anything contained in this Agreement or in any of the other Financing Documents to the contrary, without presentment, demand, protest, notice of protest or of dishonor, or other notice of any kind, all of which the Borrower hereby waives.
               7.2.2     Further Advances.
               The Lender may from time to time without notice to the Borrower suspend, terminate or limit any further loans or other extensions of credit under this Agreement and under any of the other
Financing  Documents.   Further, upon the occurrence  of  an  Event  of
Default or Default specified in Section 7.1.5 (Receiver; Bankruptcy) or
Section 7.1.6 (Involuntary Bankruptcy, etc.), the Revolving Credit Commitment and any agreement in any of the Financing Documents to provide additional credit shall immediately and automatically terminate and the unpaid principal amount of the Notes (with accrued interest thereon) and all other Obligations then outstanding, shall immediately become due and payable without further action of any kind and without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower.
               7.2.3     Uniform Commercial Code.
               The Lender shall have all of the rights and remedies  of
a  secured party under the applicable Uniform Commercial Code and other
applicable  Laws.   Upon  demand  by the  Lender,  the  Borrower  shall
assemble the Collateral and make it available to the Lender, at a place designated by the Lender. The Lender or its agents may without notice from time to time enter upon the Borrower's premises to take possession of the Collateral, to remove it, to render it unusable, to process it or  otherwise prepare it for sale, or to sell or otherwise  dispose  of
it.
               Any written notice of the sale, disposition or other intended action by the Lender with respect to the Collateral which is sent by regular mail, postage prepaid, to the Borrower at the address set forth in Section 8.1 (Notices), or such other address of the Borrower which may from time to time be shown on the Lender's records, at least ten (10) days prior to such sale, disposition or other action,
shall  constitute commercially reasonable notice to the Borrower.   The
Lender may alternatively or additionally give such notice in any  other
commercially  reasonable  manner.   Nothing  in  this  Agreement  shall
require the Lender to give any notice not required by applicable Laws.
               If any consent, approval, or authorization of any state, municipal or other governmental department, agency or authority or of any person, or any person, corporation, partnership or other entity having any interest therein, should be necessary to effectuate any sale or other disposition of the Collateral, the Borrower agrees to execute all such applications and other instruments, and to take all other action, as may be required in connection with securing any such consent, approval or authorization.
               The Borrower recognizes that the Lender may be unable to effect a public sale of all or a part of the Collateral consisting of
securities  by  reason  of  certain  prohibitions  contained   in   the
Securities Act of 1933, as amended, and other applicable federal and state Laws. The Lender may, therefore, in its discretion, take such steps as it may deem appropriate to comply with such Laws and may, for example, at any sale of the Collateral consisting of securities restrict  the  prospective bidders or purchasers as  to  their  number,
nature   of  business  and  investment  intention,  including,  without limitation,  a  requirement  that the  Persons  making  such  purchases represent and agree to the satisfaction of the Lender that they are purchasing such securities for their account, for investment, and not with a view to the distribution or resale of any thereof. The Borrower covenants and agrees to do or cause to be done promptly all such acts and things as the Lender may request from time to time and as may be necessary to offer and/or sell the securities or any part thereof in a manner which is valid and binding and in conformance with all
applicable Laws.   Upon any such sale or disposition, the Lender  shall
have the right to deliver, assign and transfer to the purchaser thereof the Collateral consisting of securities so sold.
               7.2.4     Specific Rights With Regard to Collateral.
               In addition to all other rights and remedies provided hereunder or as shall exist at law or in equity from time to time, the Lender may (but shall be under no obligation to), without notice to the Borrower, and the Borrower hereby irrevocably appoints the Lender as its attorney-in-fact, with power of substitution, in the name of the Lender or in the name of the Borrower or otherwise, for the use and benefit of the Lender, but at the cost and expense of the Borrower and without notice to the Borrower:
    (a) request any Account Debtor obligated on any of the Accounts to make payments thereon directly to the Lender, with the Lender taking control of the cash and non-cash proceeds thereof;
(b) compromise, extend or renew any of the Collateral or deal with the same as it may deem advisable;
(c) make exchanges, substitutions or surrenders of all or any part of the Collateral;
(d) copy, transcribe, or remove from any place of business of the Borrower or any Subsidiary all books, records, ledger sheets, correspondence, invoices and documents, relating to or evidencing any of the Collateral or without cost or expense to the Lender, make such use of the Borrower's or any Subsidiary's place(s) of business as may be reasonably necessary to administer, control and collect the Collateral;
(e) demand, collect, receipt for and give renewals, extensions, discharges and releases of any of the Collateral;
(f) institute and prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Collateral;
(g) settle, renew, extend, compromise, compound, exchange or adjust claims in respect of any of the Collateral or any legal proceedings brought in respect thereof;
(h) endorse or sign the name of the Borrower upon any Items of Payment, certificates of title, Instruments, Securities, stock powers, documents, documents of title, financing statements, assignments, notices, or other writing relating to or part of the Collateral and on any Proof of Claim in Bankruptcy against an Account Debtor;
(i) notify the Post Office authorities to change the address for the delivery of mail to the Borrower to such address or Post Office Box as the Lender may designate and receive and open all mail addressed to the Borrower; and
(j) take any other action necessary or beneficial to realize upon or dispose of the Collateral or to carry out the terms of this Agreement.
               7.2.5     Application of Proceeds.
               Any proceeds of sale or other disposition of the Collateral will be applied by the Lender to the payment of the Enforcement Costs, and any balance of such proceeds will be applied by the Lender to the payment of the balance of the Obligations in such order and manner of application as the Lender may from time to time in its sole and absolute discretion determine. If the sale or other disposition of the Collateral fails to fully satisfy the Obligations, the Borrower shall remain liable to the Lender for any deficiency.
               7.2.6     Performance by Lender.
               Upon the occurrence and continuation of an Event of Default, the Lender without notice to or demand upon the Borrower and without waiving or releasing any of the Obligations or any Default or Event of Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the Borrower, and may enter upon the premises of the Borrower for that purpose and take all such action thereon as the Lender may consider necessary or appropriate for such purpose and the Borrower hereby irrevocably appoints the Lender as its attorney-in-fact to do so, with power of substitution, in the name of the Lender or in the name of the Borrower or otherwise, for the use and benefit of the Lender, but at the cost and expense of the Borrower and without notice to the Borrower. All sums so paid or advanced by the Lender together with interest thereon from the date of payment, advance or incurring until paid in full at the Post-Default Rate and all costs and expenses, shall be deemed part of the Enforcement Costs, shall be paid by the Borrower to the Lender on demand, and shall constitute and become a part of the Obligations.
               7.2.7     Other Remedies.
               The Lender may from time to time proceed to protect or enforce its rights by an action or actions at law or in equity or by any other appropriate proceeding, whether for the specific performance of any of the covenants contained in this Agreement or in any of the other Financing Documents, or for an injunction against the violation of any of the terms of this Agreement or any of the other Financing Documents, or in aid of the exercise or execution of any right, remedy or power granted in this Agreement, the Financing Documents, and/or applicable Laws. The Lender is authorized to offset and apply to all or any part of the Obligations all moneys, credits and other property of any nature whatsoever of the Borrower now or at any time hereafter in the possession of, in transit to or from, under the control or custody of, or on deposit with, the Lender.

                             ARTICLE VIII
                             MISCELLANEOUS
     SECTION 8.1    Notices.
     All notices, requests and demands to or upon the parties to this Agreement shall be in writing and shall be deemed to have been given or made when delivered by hand on a Business Day, or two (2) days after the date when deposited in the mail, postage prepaid by registered or certified mail, return receipt requested, or when sent by overnight courier, on the Business Day next following the day on which the notice is delivered to such overnight courier, addressed as follows:
          Borrower:           Halifax Corporation
                              5250 Cherokee Avenue
                              Alexandria, Virginia 22302
                              Attention:     Chief Financial Officer
          Lender:             Bank of America, N. A.
                              8300 Greensboro Drive
                              Suite 550
                              McLean, Virginia 22102-3604
                              Attention:     Commercial Banking
     By written notice, each party to this Agreement may change the address to which notice is given to that party, provided that such changed notice shall include a street address to which notices may be delivered by overnight courier in the ordinary course on any Business Day.
     Section 8.2    Amendments; Waivers.
     This Agreement and the other Financing Documents may not be amended, modified, or changed in any respect except by an agreement in
writing  signed  by  the Lender and the Borrower.   No  waiver  of  any
provision of this Agreement or of any of the other Financing Documents, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing. No course of dealing between the Borrower and the Lender and no act or failure to act from time to time on the part of the Lender shall constitute a waiver, amendment or modification of any provision of this Agreement or any of the other Financing Documents or any right or remedy under this Agreement, under any of the other Financing Documents or under applicable Laws.
     Without implying any limitation on the foregoing:
    (a) Any waiver or consent shall be effective only in the specific instance, for the terms and purpose for which given, subject to such conditions as the Lender may specify in any such instrument.
(b) No waiver of any Default or Event of Default shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereto.
(c)  No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in the same, similar or other circumstance.
(d) No failure or delay by the Lender to insist upon the strict performance of any term, condition, covenant or agreement of this Agreement or of any of the other Financing Documents, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver, amendment or modification of any such term, condition, covenant or agreement or of any such breach or preclude the Lender from exercising any such right, power or remedy at any time or times.
(e)  By accepting payment after the due date of any amount payable under this Agreement or under any of the other Financing Documents, the Lender shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under this Agreement or under any of the other Financing Documents, or to declare a default for failure to effect such prompt payment of any such other amount.
     Section 8.3    Cumulative Remedies.
     The rights, powers and remedies provided in this Agreement and  in
the   other  Financing  Documents  are  cumulative,  may  be  exercised concurrently or separately, may be exercised from time to time and in such order as the Lender shall determine and are in addition to, and not exclusive of, rights, powers and remedies provided by existing or future applicable Laws. In order to entitle the Lender to exercise any remedy reserved to it in this Agreement, it shall not be necessary to give any notice, other than such notice as may be expressly required in this Agreement. Without limiting the generality of the foregoing, the Lender may:
    (a) proceed against the Borrower with or without proceeding against any Person who may be liable (by endorsement, guaranty, indemnity or otherwise) for all or any part of the Obligations;
(b)  proceed against the Borrower with or without proceeding under any of the other Financing Documents or against any Collateral or other collateral and security for all or any part of the Obligations;
(c) without reducing or impairing the obligation of the Borrower and without notice, release or compromise with any guarantor or other
Person liable for all or any part of the Obligations under the
Financing Documents or otherwise;
(d) without reducing or impairing the obligations of the Borrower and without notice thereof: (i) fail to perfect the Lien in any or all Collateral or to release any or all the Collateral or to accept substitute Collateral, (ii) approve the making of advances under the Revolving Loan under this Agreement, (iii) waive any provision of this Agreement or the other Financing Documents, (iv) exercise or fail to exercise rights of set-off or other rights, or (v) accept partial payments or extend from time to time the maturity of all or any part of the Obligations.
     Section 8.4    Severability.
     In case one or more provisions, or part thereof, contained in this Agreement or in the other Financing Documents shall be invalid, illegal or unenforceable in any respect under any Law, then without need for any further agreement, notice or action:
        (a) the validity, legality and enforceability of the remaining provisions shall remain effective and binding on the parties thereto and shall not be affected or impaired thereby;
(b)  the obligation to be fulfilled shall be reduced to the limit of such validity;
(c) if such provision or part thereof pertains to repayment of the Obligations, then, at the sole and absolute discretion of the Lender, all of the Obligations of the Borrower to the Lender shall become immediately due and payable; and
(d) if the affected provision or part thereof does not pertain to repayment of the Obligations, but operates or would prospectively operate to invalidate this Agreement in whole or in part, then such provision or part thereof only shall be void, and the remainder of this Agreement shall remain operative and in full force and effect.
     Section 8.5    Assignments by Lender.
     The Lender may, without notice to, or consent of, the Borrower, sell, assign or transfer to or participate with any Person or Persons all or any part of the Obligations, and each such Person or Persons shall have the right to enforce the provisions of this Agreement and any of the other Financing Documents as fully as the Lender, provided that the Lender shall continue to have the unimpaired right to enforce the provisions of this Agreement and any of the other Financing Documents as to so much of the Obligations that the Lender has not sold, assigned or transferred. In connection with the foregoing, the Lender shall have the right to disclose to any such actual or potential purchaser, assignee, transferee or participant all financial records, information, reports, financial statements and documents obtained in connection with this Agreement and any of the other Financing Documents or otherwise.
     Section 8.6    Successors and Assigns.
     This Agreement and all other Financing Documents shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender.
     Section 8.7    Continuing Agreements.
     All covenants, agreements, representations and warranties made by the Borrower in this Agreement, in any of the other Financing Documents, and in any certificate delivered pursuant hereto or thereto shall survive the making by the Lender of the Loan and the execution and delivery of the Notes, shall be binding upon the Borrower regardless of how long before or after the date hereof any of the Obligations were or are incurred, and shall continue in full force and effect so long as any of the Obligations are outstanding and unpaid. From time to time upon the Lender's request, and as a condition of the release of any one or more of the Security Documents, the Borrower and other Persons obligated with respect to the Obligations shall provide the Lender with such acknowledgments and agreements as the Lender may require to the effect that there exists no defenses, rights of setoff or recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against the Lender, its agents and others, or to the extent there are, the same are waived and released.
     Section 8.8    Enforcement Costs.
     The Borrower shall pay to the Lender on demand all Enforcement Costs, together with interest thereon from the date incurred or advanced until paid in full at a per annum rate of interest equal at
all  times  to  the  Post-Default Rate.   Enforcement  Costs  shall  be
immediately due and payable at the time advanced or incurred, whichever
is  earlier.   Without implying any limitation on  the  foregoing,  the
Borrower shall pay, as part of the Enforcement Costs, upon demand any and all stamp and other Taxes and fees payable or determined to be payable in connection with the execution and delivery of this Agreement and the other Financing Documents and to save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay any Taxes or fees referred to in
this  Section.   The  provisions  of this  Section  shall  survive  the
execution and delivery of this Agreement, the repayment of the other Obligations and shall survive the termination of this Agreement.
     Section 8.9    Applicable Law; Jurisdiction.
               8.9.1     Applicable Law.
               As  a  material inducement to the Lender to  enter  into
this Agreement, the Borrower acknowledges and agrees that the Financing Documents, including, this Agreement, shall be governed by the Laws of the State, as if each of the Financing Documents and this Agreement had each been executed, delivered, administered and performed solely within the State even though for the convenience and at the request of the Borrower, one or more of the Financing Documents may be executed
elsewhere.   The  Lender  acknowledges, however,  that  remedies  under certain of the Financing Documents that relate to property outside the State may be subject to the laws of the state in which the property is located.
               8.9.2     Appointment of Agent for Service of Process.
               The  Borrower hereby irrevocably designates and appoints
_________________James  L.  Sherwood__________,   as   the   Borrower's
authorized agent to receive on the Borrower's behalf service of any and all process that may be served in any suit, action or proceeding of the nature referred to in this Section in any state or federal court sitting in the State. If such agent shall cease so to act, the Borrower shall irrevocably designate and appoint without delay another such agent in the State satisfactory to the Lender and shall promptly deliver to the Lender evidence in writing of such other agent's acceptance of such appointment and its agreement that such appointment shall be irrevocable.
               8.9.3     Service of Process.
               The Borrower hereby consents to process being served  in
any suit, action or proceeding of the nature referred to in this Section by (a) the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the Borrower at the Borrower's address designated in or pursuant to Section 8.1 (Notices), and (b) serving a copy thereof upon the agent, if any, designated and appointed by the Borrower as the Borrower's agent for service of process by or pursuant to this Section. The Borrower irrevocably agrees that such service (y) shall be deemed in every respect effective service of process upon the Borrower in any such suit, action or proceeding, and (z) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon the Borrower. Nothing in this Section shall affect the right of the Lender to serve process in any manner otherwise permitted by law or limit the right of the
Lender otherwise to bring proceedings against the Borrower in the courts of any jurisdiction or jurisdictions.
     Section 8.10   Duplicate Originals and Counterparts.
     This  Agreement  may  be  executed  in  any  number  of  duplicate
originals  or  counterparts,  each  of  such  duplicate  originals   or
counterparts shall be deemed to be an original and all taken together shall constitute but one and the same instrument.
     Section 8.11   Headings.
     The headings in this Agreement are included herein for convenience only, shall not constitute a part of this Agreement for any other purpose, and shall not be deemed to affect the meaning or construction of any of the provisions hereof.
     Section 8.12   No Agency.
     Nothing herein contained shall be construed to constitute the Borrower as the Lender's agent for any purpose whatsoever or to permit the Borrower to pledge any of the Lender's credit. The Lender shall not be responsible nor liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. The Lender shall not, by anything herein or in any of the Financing Documents or otherwise, assume any of the Borrower's obligations under any contract or agreement assigned to the Lender, and the Lender shall not be responsible in any way for the performance by the Borrower of any of the terms and conditions thereof.
     Section 8.13   Date of Payment.
     Should the principal of or interest on any of the Notes become due and payable on other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and in the case of principal, interest shall be payable thereon at the rate per annum specified in the Notes during such extension.
     Section 8.14   Entire Agreement.
     This Agreement is intended by the Lender and the Borrower to be a complete, exclusive and final expression of the agreements contained
herein.   Neither the Lender nor the Borrower shall hereafter have  any rights under any prior agreements pertaining to the matters addressed by this Agreement but shall look solely to this Agreement for definition and determination of all of their respective rights, liabilities and responsibilities under this Agreement.
     Section 8.15   Arbitration and Waiver of Jury Trial.
    (a) This paragraph concerns the resolution of any controversies or claims between the Borrower and the Lender, whether arising in
contract,   tort   or  by  statute,  including  but  not   limited   to
controversies or claims that arise out of or relate to: (i) this Agreement (including any renewals, extensions or modifications); or
(ii) any document related to this Agreement; (collectively a "Claim").
(b) At the request of the Borrower or the Lender, any Claim shall be resolved by binding arbitration in accordance with the Federal Arbitration Act (Title 9, U. S. Code) (the "Act"). The Act will apply even though this Agreement provides that it is governed by the law of a specified state.
(c) Arbitration proceedings will be determined in accordance with the Act, the rules and procedures for the arbitration of financial services disputes of J.A.M.S./Endispute or any successor thereof ("J.A.M.S."), and the terms of this paragraph.  In the event of any inconsistency, the terms of this paragraph shall control.
(d) The arbitration shall be administered by J.A.M.S. and conducted in any U. S. state where real or tangible personal property collateral for this credit is located or if there is no such collateral, in the Commonwealth of Virginia. All Claims shall be determined by one arbitrator; however, if Claims exceed $5,000,000, upon the request of any party, the Claims shall be decided by three arbitrators. All arbitration hearings shall commence within 90 days of the demand for arbitration and close within 90 days of commencement and the award of the arbitrator(s) shall be issued within 30 days of the close of the hearing. However, the arbitrator(s), upon a showing of good cause, may extend the commencement of the hearing for up to an additional 60 days. The arbitrator(s) shall provide a concise written statement of reasons for the award. The arbitration award may be submitted to any court having jurisdiction to be confirmed and enforced.
(e) The arbitrator(s) will have the authority to decide whether any Claim is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis. For purposes of the application of the statute of limitations, the service on J.A.M.S. under applicable
J.A.M.S. rules of a notice of Claim is the equivalent of the filing of a lawsuit.  Any dispute concerning this arbitration provision or whether a Claim is arbitrable shall be determined by the arbitrator(s). The arbitrator(s) shall have the power to award legal fees pursuant to the terms of this Agreement.
(f) This paragraph does not limit the right of the Borrower or the Lender to: (i) exercise self-help remedies, such as but not limited to, setoff; (ii) initiate judicial or non-judicial foreclosure against any real or personal property collateral; (iii) exercise any judicial or power of sale rights, or (iv) act in a court of law to obtain an interim remedy, such as but not limited to, injunctive relief, writ of possession or appointment of a receiver, or additional or supplementary remedies.
(g) By agreeing to binding arbitration, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of any Claim. Furthermore, without intending in any way to limit this Agreement to arbitrate, to the extent any Claim is not arbitrated, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of such Claim. This provision is a material inducement for the parties entering into this Agreement.
     Section 8.16   Liability of the Lender.
     The Borrower hereby agrees that the Lender shall not be chargeable for any negligence, mistake, act or omission of any accountant,
examiner,  agency  or  attorney  employed  by  the  Lender  in   making
examinations,   investigations   or  collections,   or   otherwise   in
perfecting, maintaining, protecting or realizing upon any lien or security interest or any other interest in the Collateral or other security for the Obligations.
     By inspecting the Collateral or any other properties of the Borrower or by accepting or approving anything required to be observed, performed or fulfilled by the Borrower or to be given to the Lender pursuant to this Agreement or any of the other Financing Documents, the Lender shall not be deemed to have warranted or represented the condition, sufficiency, legality, effectiveness or legal effect of the same, and such acceptance or approval shall not constitute any warranty or representation with respect thereto by the Lender.
     IN WITNESS WHEREOF, each of the parties hereto have executed and delivered this Agreement under their respective seals as of the day and year first written above.
WITNESS OR ATTEST:            HALIFAX CORPORATION



_________________________     By:s/Joseph Sciacca_______(Seal)
                                Name: Joseph Sciacca
                                Title:  CFO


WITNESS:                      BANK OF AMERICA, N. A.



_________________________     By:s/Elaine Eaton_________(Seal)
                                Elaine Eaton
                                Title:  SVP

                           TABLE OF CONTENTS
ARTICLE I DEFINITIONS                                               2
 Section 1.1                             Certain Defined Terms.     2
 Section 1.2Accounting Terms and Other Definitional Provisions.    18
ARTICLE II THE CREDIT FACILITIES                                   18
 Section 2.1                     The Revolving Credit Facility.    18
   2.1.1 Revolving Credit Facility. 18 2.1.2Procedure for Making Advances Under the Revolving Loan;
Lender Protection Loans.                                           19
   2.1.3                                        Borrowing Base.    19
   2.1.4                                 Borrowing Base Report.    20
   2.1.5                                 Revolving Credit Note.    21
   2.1.6               Mandatory Prepayments of Revolving Loan.    21
   2.1.7                Optional Prepayments of Revolving Loan.    21
   2.1.8                                The Collateral Account.    21
   2.1.9                                Revolving Loan Account.    22
   2.1.10                     Revolving Credit Unused Line Fee.    22
 Section 2.2                     The Letter of Credit Facility.    23
   2.2.1                                     Letters of Credit.    23
   2.2.2                                 Letter of Credit Fees.    23
   2.2.3                            Terms of Letters of Credit.    23
   2.2.4                       Procedure for Letters of Credit.    24
   2.2.5                         Change in Law; Increased Cost.    24
 Section 2.3                      General Financing Provisions.    24
   2.3.1                            Borrower's Representatives.    24
   2.3.2                           Use of Proceeds of the Loan.    24
   2.3.3                                       Origination Fee.    25
   2.3.4                         Administrative and Audit Fees.    25
   2.3.5                                   Computation of Fees.    25
   2.3.6                                 Maximum Interest Rate.    25
   2.3.7                                              Payments.    25
   2.3.8                                         Liens; Setoff.    26
   2.3.9                                   Requirements of Law.    26
   2.3.10              ACH Transactions and Hedge Transactions.    26
 Section 2.4                                           Interest    27
   2.4.1                             Applicable Interest Rates.    27
   2.4.2                           Selection of Interest Rates.    27
   2.4.3                Inability to Determine LIBOR Base Rate.    29
   2.4.4                                   Payment of Interest.    29
   2.4.5                               Calculation of Interest.    30
ARTICLE III THE COLLATERAL                                         30
 Section 3.1                      Debt and Obligations Secured.    30
 Section 3.2                                    Grant of Liens.    30
 Section 3.3                        Collateral Disclosure List.    31
 Section 3.4                                 Personal Property.    31
   3.4.1 Securities, Chattel Paper, Promissory Notes, etc. 31 3.4.2Patents, Copyrights and Other Property Requiring
       Additional  Steps to Perfect.                               31
 Section 3.5                                   Record Searches.    31
 Section 3.6                                             Costs.    32
 Section 3.7                                           Release.    32
 Section 3.8                           Inconsistent Provisions.    32
ARTICLE IV REPRESENTATIONS AND WARRANTIES                          32
 Section 4.1                    Representations and Warranties.    32
   4.1.1                                          Subsidiaries.    33
   4.1.2                                         Good Standing.    33
   4.1.3                                   Power and Authority.    33
   4.1.4                                    Binding Agreements.    33
   4.1.5                                          No Conflicts.    33
   4.1.6                               No Defaults, Violations.    33
   4.1.7                                  Compliance with Laws.    34
   4.1.8                                          Margin Stock.    34
   4.1.9             Investment Company Act; Margin Securities.    34
   4.1.10                                           Litigation.    34
   4.1.11                                  Financial Condition.    34
   4.1.12                                      Full Disclosure.    35
   4.1.13                      Indebtedness for Borrowed Money.    35
   4.1.14                                                Taxes.    35
   4.1.15                                                ERISA.    35
   4.1.16                                  Title to Properties.    36
   4.1.17 Patents, Trademarks, Etc. 36 4.1.18Presence of Hazardous Materials or Hazardous Materials
        Contamination.                                             36
   4.1.19                Perfection and Priority of Collateral.    36
   4.1.20                           No Suspension or Debarment.    36
   4.1.21        Places of Business and Location of Collateral.    37
   4.1.22                         Business Names and Addresses.    37
   4.1.23                                            Equipment.    37
   4.1.24                                             Accounts.    37
   4.1.25                Compliance with Eligibility Standards.    37
   4.1.26                                    Subordinated Debt.    38
 Section 4.2Survival; Updates of Representations and Warranties.   38
ARTICLE V CONDITIONS PRECEDENT                                     38
 Section 5.1Conditions to the Initial Advance and Initial Letter of
 Credit. 38
   5.1.1                   Organizational Documents - Borrower.    38
   5.1.2                         Opinion of Borrower's Counsel.    39
   5.1.3                    Consents, Licenses, Approvals, Etc.    39
   5.1.4                                                 Notes.    39
   5.1.5                    Financing Documents and Collateral.    39
   5.1.6                             Other Financing Documents.    39
   5.1.7                                  Other Documents, Etc.    39
   5.1.8                                       Payment of Fees.    40
   5.1.9                            Collateral Disclosure List.    40
   5.1.10                               Recordings and Filings.    40
   5.1.11                                Insurance Certificate.    40
   5.1.12                                   Landlord's Waivers.    40
   5.1.13                                    Field Examination.    40
   5.1.14                              Subordination Agreement.    40
   5.1.15                                    Pay-Out Agreement.    40
 Section 5.2            Conditions to all Extensions of Credit.    41
   5.2.1                                            Compliance.    41
   5.2.2                                        Borrowing Base.    41
   5.2.3                                               Default.    41
   5.2.4                        Representations and Warranties.    41
   5.2.5                                        Adverse Change.    41
   5.2.6                                         Legal Matters.    41
ARTICLE VI COVENANTS OF THE BORROWER                               41
 Section 6.1                             Affirmative Covenants.    41
   6.1.1                                  Financial Statements.    42
   6.1.2                    Reports to SEC and to Stockholders.    43
   6.1.3       Recordkeeping, Rights of Inspection, Audit, Etc.    43
   6.1.4                                   Corporate Existence.    44
   6.1.5                                  Compliance with Laws.    44
   6.1.6                            Preservation of Properties.    44
   6.1.7                                      Line of Business.    44
   6.1.8                                             Insurance.    44
   6.1.9                                                 Taxes.    45
   6.1.10                                                ERISA.    45
   6.1.11Notification of Events of Default and Adverse Developments.
        45
   6.1.12                                 Government Contracts.    46
   6.1.13                   Hazardous Materials; Contamination.    46
   6.1.14                                  Financial Covenants.    47
   6.1.15                            Collection of Receivables.    47
   6.1.16                           Assignments of Receivables.    47
   6.1.17                        Maintenance of the Collateral.    48
   6.1.18                                            Equipment.    48
   6.1.19              Defense of Title and Further Assurances.    48
   6.1.20 Business Names; Locations. 49 6.1.21Subsequent Opinion of Counsel as to Recording Requirements.
        49
   6.1.22                        Use of Premises and Equipment.    49
   6.1.23                             Protection of Collateral.    49
 Section 6.2 Negative Covenants. 50 6.2.1Capital Structure, Merger, Acquisition or Sale of Assets. 50
   6.2.2                                          Subsidiaries.    50
   6.2.3Purchase or Redemption of Securities, Dividend Restrictions.
        50
   6.2.4                                          Indebtedness.    50
   6.2.5             Investments, Loans and Other Transactions.    51
   6.2.6                                 Stock of Subsidiaries.    51
   6.2.7                             Subordinated Indebtedness.    51
   6.2.8                             Liens; Confessed Judgment.    52
   6.2.9                          Transactions with Affiliates.    52
   6.2.10                                     Other Businesses.    52
   6.2.11                                     ERISA Compliance.    52
   6.2.12                   Prohibition on Hazardous Materials.    52
   6.2.13                    Method of Accounting; Fiscal Year.    53
   6.2.14                               Transfer of Collateral.    53
   6.2.15                                   Sale and Leaseback.    53
   6.2.16                            Disposition of Collateral.    53
ARTICLE VII DEFAULT AND RIGHTS AND REMEDIES                        53
 Section 7.1                                 Events of Default.    53
   7.1.1                                        Failure to Pay.    53
   7.1.2              Breach of Representations and Warranties.    53
   7.1.3                      Failure to Comply with Covenants.    54
   7.1.4Default Under Other Financing Documents or Obligations.    54
   7.1.5                                  Receiver; Bankruptcy.    54
   7.1.6                           Involuntary Bankruptcy, etc.    54
   7.1.7                                              Judgment.    54
   7.1.8                                 Execution; Attachment.    55
   7.1.9                        Default Under Other Borrowings.    55
   7.1.10                              Challenge to Agreements.    55
   7.1.11                              Material Adverse Change.    55
   7.1.12                               Impairment of Position.    55
   7.1.13                                Collateral Inadequacy.    55
   7.1.14 Change in Ownership. 55 7.1.15Liquidation, Termination, Dissolution, Change in Management,
        etc.                                                       56
   7.1.16            Contract Default, Debarment or Suspension.    56
 Section 7.2                                          Remedies.    56
   7.2.1                                          Acceleration.    56
   7.2.2                                      Further Advances.    56
   7.2.3                               Uniform Commercial Code.    56
   7.2.4             Specific Rights With Regard to Collateral.    57
   7.2.5                               Application of Proceeds.    58
   7.2.6                                 Performance by Lender.    58
   7.2.7                                        Other Remedies.    59
ARTICLE VIII MISCELLANEOUS                                         59
 Section 8.1                                           Notices.    59
 Section 8.2                               Amendments; Waivers.    59
 Section 8.3                               Cumulative Remedies.    60
 Section 8.4                                      Severability.    61
 Section 8.5                             Assignments by Lender.    61
 Section 8.6                            Successors and Assigns.    61
 Section 8.7                             Continuing Agreements.    62
 Section 8.8                                 Enforcement Costs.    62
 Section 8.9                      Applicable Law; Jurisdiction.    62
   8.9.1                                        Applicable Law.    62
   8.9.2           Appointment of Agent for Service of Process.    62
   8.9.3                                    Service of Process.    63
 Section 8.10             Duplicate Originals and Counterparts.    63
 Section 8.11                                         Headings.    63
 Section 8.12                                        No Agency.    63
 Section 8.13                                  Date of Payment.    63
 Section 8.14                                 Entire Agreement.    63
 Section 8.15             Arbitration and Waiver of Jury Trial.    64
 Section 8.16                          Liability of the Lender.    65